Filed pursuant to Rule 424(b)(5)

Registration No. 333-231794

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
3.625% Notes due 2029	$500,000,000	100.000%	$500,000,000	$54,550
3.875% Notes due 2031	$500,000,000	100.000%	$500,000,000	$54,550

(1)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3 (File No. 333-231794) filed by the Registrant on May 29, 2019.

Prospectus Supplement

(To Prospectus dated May 29, 2019)

$1,000,000,000

Twilio Inc.

$500,000,000 3.625% Notes due 2029

$500,000,000 3.875% Notes due 2031

Twilio Inc. is offering $500,000,000 aggregate principal amount of 3.625% Senior Notes due 2029 (the “2029 notes”) and $500,000,000 aggregate principal amount of 3.875% notes due 2031 (the “2031 notes”). We refer to the 2029 notes and the 2031 notes collectively as the “notes.” Interest will accrue on the notes from March 9, 2021 and will be payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2021.

We may redeem the notes of each series in whole or in part at any time or from time to time at the redemption prices described under “Description of Notes—Optional redemption,” which includes accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date.

The notes will be fully and unconditionally guaranteed by each of our existing and future domestic subsidiaries that are not immaterial subsidiaries. Initially, none of the Issuer’s subsidiaries will guarantee the notes. The notes and the guarantees will be our and the guarantors’ general unsecured obligations. The notes and the guarantees will be effectively subordinated to our and the guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes and the guarantees will rank equal in right of payment to all of our and the guarantors’ future senior indebtedness and senior in right of payment to any of our and the guarantors’ future indebtedness that is expressly subordinated in right of payment to the notes and the guarantees. The notes and the guarantees will be structurally subordinated to all of the existing and future indebtedness and other liabilities of our subsidiaries that do not guarantee the notes. The notes will be issued in denominations of $2,000 and integral multiples of $1,000 thereafter. The notes will not be listed on any securities exchange. Currently, there are no public markets for the notes

Investing in the notes involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and the documents incorporated by reference herein for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discounts	Proceeds, Before Expenses, to Us(1)
Per 2029 Note	100.000%	1.250%	98.750%
2029 Notes Total	$500,000,000	$6,250,000	$493,750,000
Per 2031 Note	100.000%	1.250%	98.750%
2031 Notes Total	$500,000,000	$6,250,000	$493,750,000

(1)	Plus accrued interest, if any, from March 9, 2021.

The notes will be ready for delivery in book-entry form on or about March 9, 2021, only through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York.

Joint Book-Running Managers

J.P. Morgan	Morgan Stanley

BofA Securities

Co-Managers

Academy Securities	Cabrera Capital Markets LLC	Siebert Williams Shank

March 4, 2021

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein and any free writing prospectus we have authorized for use in connection with this offering, in their entirety before making an investment decision.

If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein and any free writing prospectus we have authorized for use in connection with this offering are accurate or complete only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any authorized free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission (the “SEC”). This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.

We are not, and the underwriters are not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the notes offered by this prospectus supplement.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus supplement include, but are not limited to, statements about:

•	the impact of the COVID-19 pandemic on the global economy, our customers, employees and business;

•	our future financial performance, including our revenue, cost of revenue, gross margin and operating expenses, ability to generate positive cash flow and ability to achieve and sustain profitability;

•	anticipated technology trends, such as the use of and demand for cloud communications;

•	our ability to continue to build and maintain credibility with the global software developer community;

•	our ability to attract and retain customers to use our products;

•	the evolution of technology affecting our products and markets;

•	our ability to introduce new products and enhance existing products;

•

our ability to comply with modified or new industry standards, laws and regulations applying to our business, including the General Data Protection Regulation (“GDPR”), the Schrems II decision invalidating the EU-US Privacy Shield, the California Consumer Privacy Act of 2018 and other privacy regulations that may be implemented in the future, and Signature-based Handling of Asserted Information Using toKENs (“SHAKEN”) and Secure Telephone Identity Revisited (“STIR”) standards (together, “SHAKEN/STIR”) and other robocalling prevention and anti-spam standards and increased costs associated with such compliance;

•	our ability to optimize our network service provider coverage and connectivity;

•	our ability to manage changes in network service provider fees that we pay in connection with the delivery of communications on our platform;

•	our ability to work closely with email inbox service providers to maintain deliverability rates;

•	our ability to pass on our savings associated with our platform optimization efforts to our customers;

•	the impact and expected results from changes in our relationship with our larger customers;

•	our ability to attract and retain enterprises and international organizations as customers for our products;

•	our ability to form and expand partnerships with technology partners and consulting partners;

•	our ability to successfully enter into new markets and manage our international expansion;

•	the attraction and retention of qualified employees and key personnel;

•	our ability to effectively manage our growth and future expenses and maintain our corporate culture;

•	our ability to compete effectively in an intensely competitive market;

•	the sufficiency of our cash and cash equivalents to meet our liquidity needs;

S-iii

•	our anticipated investments in sales and marketing, research and development and additional systems and processes to support our growth;

•	our ability to maintain, protect and enhance our intellectual property;

•	our ability to successfully defend litigation brought against us;

•	our ability to service the interest on our convertible notes and repay such notes, to the extent required;

•	our customers’ and other platform users’ violation of our policies or other misuse of our platform;

•

our expectations about the impact of natural disasters and public health epidemics, such as COVID-19 on our business, results of operations and financial condition and on our customers, employees, vendors and partners;

•

our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments, including our acquisitions of SendGrid, Inc. (“SendGrid”) and Segment.io, Inc. (“Segment”);

•	our expectations about the impact of our recent cross platform API service disruption on our business, results of operations and financial condition; and

•	our anticipated use of the net proceeds of this offering.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the “Risk Factors” section beginning on page S-8 of this prospectus supplement and page 4 of the accompanying prospectus and in the documents incorporated by reference and elsewhere in this prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in the notes. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus we authorize for use in connection with this offering, before making an investment decision, especially the risks of investing in the notes discussed in the “Risk Factors” section beginning on page S-8 of this prospectus supplement and page 4 of the accompanying prospectus and in the documents incorporated by reference, including our most recent Annual Report on Form 10-K, as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus supplement may add to, update or change information in the accompanying prospectus. Unless otherwise indicated, the terms “Twilio,” “the company,” “we,” “us” and “our” in this prospectus supplement refer to Twilio Inc. and its consolidated subsidiaries.

Overview

Software developers are reinventing nearly every aspect of business today. Yet as developers, we repeatedly encountered an area where we could not innovate — communications. Because communication is a fundamental human activity and vital to building great businesses, we wanted to incorporate communications into our software applications, but the barriers to innovation were too high. Twilio was started to solve this problem in 2008.

Twilio spent the last 12 years building the leading cloud communication platform, but communications is just the beginning. Twilio’s vision is to be the leading customer engagement platform, ultimately providing businesses with the holy grail — a single view of the customer journey. We believe the future of customer engagement will be written in software, by the developers of the world — our customers.

Cloud platforms are a category of software that enable developers to build and manage applications without the complexity of creating and maintaining the underlying infrastructure. These platforms have arisen to enable a fast pace of innovation across a range of categories, such as computing and storage. We are the leader in the cloud communications platform category. We enable developers to build, scale and operate real-time customer engagement within software applications.

We offer a customer engagement platform with software designed to address specific use cases, like account security and contact centers, and a set of Application Programming Interfaces (“APIs”) that handles the higher-level communication logic needed for nearly every type of customer engagement. These APIs are focused on the business challenges that a developer is looking to address, allowing our customers to more quickly and easily build better ways to engage with their customers throughout their journey. We also offer a set of APIs that enable developers to embed voice, messaging, video and email capabilities into their applications, and are designed to support almost all the fundamental ways humans communicate, unlocking innovators to address just about any communication market. The Super Network is our software layer that allows our customers’ software to communicate with connected devices globally. It interconnects with communications networks and inbox service providers around the world and continually analyzes data to optimize the quality and cost of communications that flow through our platform. The Super Network also contains a set of APIs giving our customers access to more foundational components of our platform, like phone numbers.

In February 2019 we acquired SendGrid, the leading email API platform. Email is an important channel for businesses to communicate with their customers. Incorporating SendGrid’s products into our platform allows us to enable businesses to engage with their customers via email effectively and at scale.

In November 2020 we acquired Segment, the market-leading customer data platform. Segment provides businesses a unified customer view to better understand their customers and engage more effectively. The acquisition expands and strengthens use cases across customer service, marketing, sales, product and analytics and accelerates Twilio’s journey to build the world’s leading customer engagement platform.

We had over 221,000 Active Customer Accounts as of December 31, 2020, representing organizations big and small, old and young, across nearly every industry, with one thing in common: they are competing by using the power of software to build differentiated customer engagement experiences. With our customer engagement platform, our customers are disrupting existing industries and creating new ones. For example, our customers’ software applications use our platform to notify a diner when a table is ready, provide enhanced application security through two-factor authentication, connect potential buyers to real estate agents, and power large, omni-channel contact centers. The range of applications that developers build with the Twilio platform has proven to be nearly limitless.

Our goal is for Twilio to be in the toolkit of every software developer in the world. Because big ideas often start small, we encourage developers to experiment and iterate on our platform. We love when developers explore what they can do with Twilio, because one day they may have a business problem that they will use our products to solve.

Recent Developments

Framework Agreement with Syniverse Corporation

On February 26, 2021, we entered into a Framework Agreement (the “Framework Agreement”) with Syniverse Corporation (“Syniverse”) and Carlyle Partners V Holdings, L.P. (“Carlyle”), pursuant to which Syniverse will issue to Twilio shares of Syniverse common stock in consideration for an investment (the “Investment”) by us of up to $750,000,000 (the “Investment Amount”). In connection with the closing of the Investment (the “Closing”), we and Syniverse will enter into a wholesale agreement, pursuant to which Syniverse will process, route and deliver application-to-person (A2P) messages originating and/or terminating between our customers and mobile network operators. The Closing is subject to, and will occur substantially concurrently with, the consummation of additional Syniverse equity and debt financing and refinancing transactions (the “Additional Financing Transactions”), which, in the case of equity financing, may be in the form of a public market transaction or, alternatively, a privately negotiated third party preferred equity investment. The proceeds of the Additional Financing Transactions, together with the Investment Amount, are expected to be used primarily to repay amounts outstanding under Syniverse’s existing credit facilities and to pay transaction fees and expenses. The Investment is expected to result in us holding a significant minority equity ownership position in Syniverse, subject to adjustment based on the final terms of the equity financing components of the Additional Financing Transactions. The Framework Agreement contains customary representations, warranties and covenants by us, Syniverse and Carlyle. The Closing is subject to other customary closing conditions, including regulatory approvals, and is expected to occur before the end of 2021.

Summary Risk Factors

Below is a summary of the material factors that make an investment in the notes speculative or risky. Importantly, this summary does not address all of the risks that we face. Our business involves significant risks that may have a material adverse effect on our business, financial condition, results of operations, prospects and stock price. These risks and the risks related to the notes are more fully described under “Risk Factors” beginning on page S-8 of this prospectus supplement and in our most recent Annual Report on Form 10-K, which is incorporated by reference, and include, among others:

•	impact of global COVID-19 pandemic;

•	new and unproven market for our products and platform;

•	our rapid growth and ability to effectively manage our growth;

•	fluctuations in our quarterly results and our ability to meet securities analysts’ and investors’ expectations;

•	our ability to maintain and enhance our brand and increase market awareness of our company and products;

•	limitations on the use and adoption of our solutions due to privacy laws, data collection and transfer restrictions and related domestic or foreign regulations;

•	any loss of customers or decline in their use of our products;

•	our ability to attract new customers in a cost-effective manner;

•	our ability to develop enhancements to our products and introduce new products that achieve market acceptance;

•	our ability to compete effectively in the market in which we participate;

•	our history of losses and uncertainty about our future profitability;

•	our ability to increase adoption of our products by enterprises;

•	our ability to expand our relationships with existing technology partner customers and add new technology partner customers;

•	significant risks associated with expansion of our international operations;

•	compliance with applicable laws and regulations;

•	telecommunications-related regulations and future legislative or regulatory actions;

•	our ability to obtain or retain geographical, mobile, regional, local or toll-free numbers and to effectively process requests to port such numbers in a timely manner due to industry regulations;

•	our ability to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements or preferences;

•	our ability to provide monthly uptime service level commitments of up to 99.95% under our agreements with customers;

•	any breaches of our networks or systems, or those of AWS or our service providers;

•	defects or errors in our products;

•	any loss or decline in revenue from our largest customers;

•	litigation by third parties for alleged infringement of their proprietary rights;

•	exposure to substantial liability for intellectual property infringement and other losses from indemnity provisions in various agreements;

•	our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions;

•	the loss of our senior management and other key employees;

•	our use of open source software;

•	our reliance on SaaS technologies from third parties;

•	potentially adverse tax consequences on our global operations and structure;

•	excessive credit card or fraudulent activity;

•	unfavorable conditions in our industry or the global economy;

•	requirement of additional capital to support our business and its availability on acceptable terms, if at all;

•	exposure to foreign currency exchange rate fluctuations;

•	our ability to use our net operating losses to offset future taxable income;

•	our failure to maintain an effective system of disclosure controls and internal control over financial reporting;

•

the risks of pandemics, earthquakes, fire, floods and other natural catastrophic events and to interruption by man-made problems such as power disruptions, computer viruses, data security breaches or terrorism;

•	the requirement of a significant amount of cash to fulfill our obligations under the notes and any future debt;

•	our ability to incur additional debt and liens on our debt; and

•	our ability to raise the funds necessary for cash settlement upon conversion of our convertible notes or to repurchase such notes for cash.

Corporate History and Information

We were incorporated under the laws of the State of Delaware in March 2008. Our principal executive offices are located at 101 Spear Street, First Floor, San Francisco, California 94105, and our telephone number is (415) 390-2337. Our website address is www.twilio.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus.

Twilio, the Twilio logo and other trademarks or service marks of Twilio Inc. appearing in this prospectus are the property of Twilio Inc. Other trademarks, service marks, or trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

THE OFFERING

The following is a brief summary of the certain terms of this offering. For a more complete description of the terms of the securities offered hereby, see the “Description of Notes” section in this prospectus supplement and the sections titled “Description of Senior Debt Securities” in the accompanying prospectus.

Issuer	Twilio Inc.

Notes Offered	$500,000,000 aggregate principal amount of 3.625% notes due 2029.

$500,000,000 aggregate principal amount of 3.875% notes due 2031.

Maturity Date	The 2029 notes will mature on March 15, 2029.

The 2031 notes will mature on March 15, 2031.

Interest	The 2029 notes will bear interest from March 9, 2021 at the rate of 3.625% per annum.

The 2031 notes will bear interest from March 9, 2021 at the rate of 3.875% per annum.

Interest Payment Dates	March 15 and September 15 of each year, beginning on September 15, 2021.

Guarantees	The payment of principal, premium, if any, and interest on the notes of each series is unconditionally guaranteed, jointly and severally, on a senior unsecured basis by all of our existing domestic subsidiaries that are not immaterial subsidiaries (the “subsidiary guarantors”). Under certain circumstances, subsidiary guarantors may be released from their guarantees without the consent of the holders of notes. See “Description of Notes — Guarantees.” Initially, none of the Issuer’s subsidiaries will guarantee the notes.

As of and for the twelve months December 31, 2020, our subsidiaries, none of which will initially guarantee the notes, accounted for approximately 4.1% of our consolidated net revenue, approximately 35.8% of our consolidated total assets and approximately 28.5% of our consolidated total liabilities.

Optional Redemption	The 2029 notes will be redeemable at our option, in whole or in part, at any time on or after March 15, 2024, at the redemption prices set forth in “Description of Notes — Optional redemption,” together with accrued and unpaid interest, if any, to, but excluding, the date of redemption. Prior to March 15, 2024, we may redeem all or any portion of the 2029 notes at 100% of their principal amount, plus a “make whole” premium, plus accrued and unpaid interest, if any to, but excluding, the date of redemption. In addition, we may redeem up to 40% of the original aggregate principal amount of the 2029 notes using the net cash proceeds of certain equity offerings completed on or before March 15, 2024 at the redemption price set forth in this prospectus supplement, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption.

The 2031 notes will be redeemable at our option, in whole or in part, at any time on or after March 15, 2026, at the redemption prices set forth in “Description of Notes — Optional redemption,” together with accrued and unpaid interest, if any, to, but excluding, the date of redemption. Prior to March 15, 2026, we may redeem all or any portion of the 2031 notes at 100% of their principal amount, plus a “make whole” premium, plus accrued and unpaid interest, if any to, but excluding, the date of redemption. In addition, we may redeem up to 40% of the original aggregate principal amount of the 2031 notes using the net cash proceeds of certain equity offerings completed on or before March 15, 2024 at the redemption price set forth in this prospectus supplement, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption. See “Description of Notes — Optional redemption.”

Ranking	The notes and the guarantees will be our and the guarantors’ senior unsecured obligations and will:

•	be effectively subordinated to any future secured indebtedness to the extent of the value of the assets securing such indebtedness;

•	be structurally subordinated to any existing and future indebtedness and other liabilities of our subsidiaries that do not guarantee the notes;

•	rank equal in right of payment to all of our and the guarantors’ existing and future senior indebtedness; and

•	rank senior in right of payment to any of our and the guarantors’ future indebtedness that is expressly subordinated in right of payment to the notes and the guarantee.

As of the date of this prospectus supplement, we have no existing material secured indebtedness.

Change of Control	Upon the occurrence of specific change of control events, you will have the right, as holders of the notes of a series, to require us to repurchase some or all of your notes of such series at 101% of their face amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. See “Description of Notes — Change of control.”

Covenants	The indenture governing the notes will contain covenants limiting our ability and the ability of our subsidiaries to:

•	create liens on certain assets to secure debt;

•	grant a subsidiary guarantee of certain debt without also providing a guarantee of the notes; and

•	consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of our assets to another person;

These covenants are subject to a number of important limitations and exceptions. Certain of these covenants will not apply during any period in which the notes are rated investment grade by either Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services (“S&P”). See “Description of Notes — Certain covenants” and “Risk Factors — Certain of the covenants in the indenture that will govern the notes will not apply to us during any period in which the notes are rated investment grade by either of Moody’s or S&P.”

No Prior Market	The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system. Accordingly, a liquid market may not develop for the notes. Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice. See “Underwriting.”

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $986.5 million after deducting the underwriting discounts and estimated expenses payable by us. We expect to use the net proceeds from the offering of the notes for general corporate purposes. See “Use of proceeds” in this prospectus supplement.

Risk Factors	Investing in our notes involves risk. See “Risk Factors” in this prospectus supplement and “Risk Factors” in our most recent Annual Report on Form 10-K, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in any of the notes offered hereby.

Form of Notes	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of DTC.

Listing	The notes will not be listed on any securities exchange or automated dealer quotation system. The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system. Accordingly, a liquid market may not develop for the notes. Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice. See “Underwriting.”

Trustee	U.S. Bank National Association

Governing Law	The notes and the indenture pursuant to which we will issue the notes will be governed by the laws of the State of New York.

RISK FACTORS

Investing in the notes involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the risk factors incorporated by reference to our Annual Report on Form 10-K for the period ended December 31, 2020, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. The risks described below are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

The risk factor updates set forth below should be read in conjunction with the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2020.

Risks Related to Our Business and Our Industry

Our business depends on customers increasing their use of our products, and any loss of customers or decline in their use of our products could adversely affect our business, results of operations and financial condition.

Our ability to grow and generate incremental revenue depends, in part, on our ability to maintain and grow our relationships with existing customers (including any customers acquired in connection with our acquisitions) and to have them increase their usage of our platform. If our customers do not increase their use of our products, then our revenue may decline, and our results of operations may be harmed. Customers are charged based on the usage of our products. Most of our customers do not have long-term contractual financial commitments to us and, therefore, most of our customers may reduce or cease their use of our products at any time without penalty or termination charges. Customers may terminate or reduce their use of our products for any number of reasons, including if they are not satisfied with our products, introduction of new competing products by competitors, the value proposition of our products or our ability to meet their needs and expectations. For example, on February 26, 2021, a critical feature enablement service on our platform became overloaded, which resulted in connection issues across multiple products in our cloud communications platform that affected our customers for a limited number of hours. The service disruption had a widespread impact on our customers’ ability to use several of our products. We are still monitoring the impact, but we do not expect this to have a material impact on the business. We do expect to incur certain costs associated with offering credits to our affected customers and may ultimately lose, or see reduced utilization of our products by, one or more customers as a result of the outage. To protect our system from similar disruptions in the near term, we have significantly increased our server capacity and added additional caching layers to accommodate usage spikes. We also intend to undertake longer term improvements to mitigate against future service disruptions, but there can be no guarantee that these actions or improvements will be effective in preventing or reducing such service disruptions.

We cannot accurately predict customers’ usage levels, and the loss of customers or reductions in their usage levels of our products may each have a negative impact on our business, results of operations and financial condition and may cause our Dollar-Based Net Expansion Rate to decline in the future if customers are not satisfied with our products, the value proposition of our products or our ability to meet their needs and expectations. If a significant number of customers cease using, or reduce their usage of our products, then we may be required to spend significantly more on sales and marketing than we currently plan to spend in order to maintain or increase revenue from customers. Such additional sales and marketing expenditures could adversely affect our business, results of operations and financial condition.

We typically provide monthly uptime service level commitments of up to 99.95% under our agreements with customers. If we fail to meet these contractual commitments, then our business, results of operations and financial condition could be adversely affected.

Our agreements with customers typically provide for service level commitments. If we suffer extended periods of downtime for our products or platform and we are unable to meet these commitments, then we are contractually obligated to provide a service credit, which is typically 10% of the customer’s amounts due for the month in question. For example, on February 26, 2021, a critical feature enablement service on our platform became overloaded, which resulted in connection issues across multiple products in our cloud communications platform that affected our customers for a limited number of hours. The service disruption had a widespread impact on our customers’ ability to use several of our products. We are still monitoring the impact, but we do not expect this to have a material impact on the business. We do expect to incur certain costs associated with offering credits to our affected customers and may ultimately lose, or see reduced utilization of our products by, one or more customers as a result of the outage In addition, the performance and availability of AWS or other service providers, which provides our cloud infrastructures is outside of our control and, therefore, we are not in full control of whether we meet our service level commitments. As a result, our business, results of operations and financial condition could be adversely affected if we suffer unscheduled downtime that exceeds the service level commitments we have made to our customers. Any extended service outages could adversely affect our business and reputation and erode customer trust.

Risks Related to the Notes

Our indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

After giving effect to this offering and the application of the net proceeds therefrom, we would have had $1.3 billion of indebtedness as of December 31, 2020 (excluding intercompany indebtedness), consisting of $1.0 billion of the notes and $343.7 million of our 0.25% convertible senior notes due 2023 (the “Convertible Notes”). Our indebtedness could have important consequences to the holders of the notes, including:

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•

requiring a portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	increasing our vulnerability to adverse changes in general economic, industry and competitive conditions;

•	exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our Revolving Facility, are at variable rates of interest; and

•	increasing our cost of borrowing.

In addition, the indenture that will govern the notes will contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of substantially all of our indebtedness.

Our debt agreements allow us and our subsidiaries to incur significantly more debt, which could exacerbate the other risks described herein, as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

The terms of our debt instruments, including the indenture governing the Convertible Notes and the indenture that will govern the notes, permit us and our subsidiaries to incur additional indebtedness. Additional debt may be necessary for many reasons, including to adequately respond to competition, to finance acquisitions of complementary businesses or for financial reasons alone. Borrowings (including under a future credit facility) on terms that impose additional financial risks to our various efforts to improve our operating results and financial condition could exacerbate the other risks described herein, as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations, including the notes, depends on our financial condition and results of operations, which in turn are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our debt will depend on, among other things, the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture that will govern the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

If we cannot make scheduled payments on our indebtedness, we will be in default and holders of the notes and other indebtedness could declare all outstanding principal and interest to be due and payable, the lenders under a future revolving credit facility could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. If we breach the covenants under our debt instruments, we would be in default under such instruments. The holders of such indebtedness could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your entire investment in the notes.

We will have limited covenants in the indenture that will govern the notes.

The indenture that will govern the notes will include covenants that restrict our ability and the ability of our guarantors to, among other things, incur liens. These covenants will be subject to important exceptions and qualification, which are described under “Description of Notes.” Moreover, the indenture that will govern the notes will not include a covenant restricting our ability to incur additional indebtedness, sell assets or issue capital stock in our subsidiaries (other than in the case of a sale of all or substantially all of our assets) or to pay dividends and make other distributions on, or redeem or repurchase, capital stock, or to make investments. As a result, we will have significant flexibility to transfer cash, property and other assets to our equity holders, to entities that are not guarantors of the notes or to any other person, and holders of the notes would not have any claim as creditor against such equity holders or non-guarantors or to any such cash, property or assets transferred.

The indenture governing the Convertible Notes and the indenture that will govern the notes contain cross-default provisions that could result in the acceleration of all of our indebtedness.

A breach of the covenants under the indenture governing the Convertible Notes or the indenture that will govern the notes could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related indebtedness and may result in the acceleration of any other indebtedness to which a cross-acceleration or cross-default provision applies. In addition, an event of default under a revolving credit facility may permit the lenders thereunder to terminate commitments to extend further credit under that facility. Furthermore, if we were unable to repay amounts due and payable under a secured credit facility, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our noteholders accelerate the repayment of our borrowings, we and our guarantors may not have sufficient assets to repay that indebtedness. Additionally, we may not be able to borrow money from other lenders to enable us to refinance our indebtedness.

The notes will be effectively subordinated to our secured indebtedness to the extent of the value of the assets securing that indebtedness.

The notes will not be secured by any of our assets. As a result, the notes and the guarantees will be effectively subordinated to our future secured indebtedness (including any indebtedness under any future secured credit facility) with respect to the assets that secure that indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness (including any indebtedness under any future secured credit facility) , or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after all indebtedness under our secured indebtedness has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured indebtedness in the event of our or any of the guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization.

The notes will be structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the notes.

Each of our existing and future domestic restricted subsidiaries that is a borrower under or that guarantees obligations under certain of our indebtedness (including any indebtedness under any future secured credit facility) or indebtedness of a guarantor will guarantee the notes. Our subsidiaries that do not guarantee the notes, including all of our non-domestic subsidiaries, will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment.

In addition, the indenture that will govern the notes will permit these subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries. As of and for the twelve months December 31, 2020, our subsidiaries, none of which will initially guarantee the notes, accounted for approximately 4.1% of our consolidated net revenue, approximately 35.8% of our consolidated total assets and approximately 28.5% of our consolidated total liabilities.

In addition, our subsidiaries that will provide guarantees of the notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

•	the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the notes by such subsidiary guarantor;

•	the sale or other disposition, including the sale of substantially all the assets, of that subsidiary guarantor; or

•

upon the achievement of investment grade status by the notes from either Moody’s or S&P, provided that such guarantees shall be reinstated if the notes at any time cease to have investment grade status.

If any subsidiary guarantee is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities (including trade payables and preferred stock, if any), whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes. See “Description of Notes — Guarantees.”

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, together with accrued and unpaid interest, if any, to, but excluding, the purchase date. Additionally, the indenture governing the Convertible Notes has change of control provision and under a future credit facility, a change of control may constitute an event of default that would permit the lenders to accelerate the maturity of borrowings and terminate their commitments to lend. If a “Fundamental Change” occurs, as defined in the Indenture governing the Convertible Notes, we will be required to offer to repurchase all outstanding Convertible Notes. The source of funds for any purchase of the notes and the Convertible Notes and repayment of borrowings under a future credit facility would be our available cash, cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control or “Fundamental Change” because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and the Convertible Notes and events of default and potential breaches of a future credit facility, we may have to avoid certain change of control or “Fundamental Change” transactions that would otherwise be beneficial to us.

In addition, some important corporate events, such as leveraged recapitalizations, may not, under the indenture that will govern the notes, constitute a “change of control” that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings, financial condition or the value of the notes. See “Description of Notes — Change of Control.”

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased by us has occurred following a sale of “substantially all” of our assets.

The definition of “Change of Control” in the Indenture includes a phrase relating to the sale or transfer of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law and the judicial interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a sale, assignment, lease, conveyance or other disposition of less than all of our and our subsidiaries’ assets, taken as a whole, to another person or group is uncertain. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

Certain of the covenants in the indenture that will govern the notes will not apply to us during any period in which the notes are rated investment grade by either Moody’s or S&P.

Many of the covenants in the indenture that will govern the notes will cease to apply to the notes during any period in which the notes are rated investment grade by either Moody’s or S&P, provided that at such time no default or event of default has occurred and is continuing. Although there can be no assurance that the notes will ever be rated investment grade, or, if they are rated investment grade, that the notes will maintain such rating, any suspension of the covenants under the indenture that will govern the notes would allow us to engage in certain transactions that would not be permitted while these covenants were in effect. To the extent any suspended covenants are subsequently reinstated, any actions taken by us while the covenants were suspended would not result in an event of default under the indenture that will govern the notes. See “Description of Notes — Certain Covenants.”

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are a new issue of securities with no trading history or established trading market. We will not apply to have the notes listed on any exchange or automated dealer quotation system and we cannot assure you that a trading market for the notes will ever develop or, if a trading market develops, that it will be maintained or provide adequate liquidity, that holders will be able to sell any of the notes at a particular time (if at all) or that the prices holders receive if or when they sell the notes will be above their initial offering price.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes at a favorable price or at all.

The guarantees may be challenged as fraudulent conveyances.

Federal, state and foreign bankruptcy, fraudulent conveyance, fraudulent transfer or similar laws could limit the enforceability of a guarantee. For example, creditors of a subsidiary guarantor could claim that, since the guarantees were incurred for the benefit of Twilio Inc. (and only indirectly for the benefit of a subsidiary guarantor), the obligation of a subsidiary guarantor was incurred for less than reasonably equivalent value or fair consideration. If any of our subsidiary guarantors is deemed to have received less than reasonably equivalent value or fair consideration for its guarantee and, at the time it gave the guarantee, that subsidiary guarantor:

•	was insolvent or rendered insolvent by giving its guarantee;

•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•

intended to incur debts beyond its ability to pay such debts as they mature, then the obligations of such subsidiary guarantor under its guarantee could be voided. If a court voided a guarantee as a result of a fraudulent transfer or conveyance, then the holders of the notes would cease to have a claim against the subsidiary guarantor. In this regard, in an attempt to limit the applicability of fraudulent transfer or conveyance laws, the indenture limits the amount of each guarantee to the amount that will result in it not constituting a fraudulent transfer or conveyance. However, we cannot assure you as to what standard a court would apply in making a determination regarding whether reasonably equivalent value or fair consideration was received or as to what would be the maximum liability of each guarantor or whether this limitation would be effective in protecting a guarantee from being voided under fraudulent transfer or conveyance laws.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $986.5 million, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from the offering for general corporate purposes, which may include the acquisition of other companies or businesses, strategic investments, the refinancing or repayment of debt, capital expenditures, working capital and share repurchases. The amount and timing of these expenditures will vary depending on a number of factors, including competitive and technological developments and the rate of growth, if any, of our business. As an acquisitive and growing company, we are actively engaged in negotiations regarding opportunistic strategic investments and acquisitions.

Pending their use, we plan to invest the net proceeds from this offering in cash, money market funds, commercial paper, corporate bonds, U.S. agency debt securities and U.S. government securities.

CAPITALIZATION

The following table sets forth cash, cash equivalents and marketable securities, as well as our capitalization, as of December 31, 2020:

•	On an actual basis;

•	on an as adjusted basis to give effect to the 4,312,500 shares of our Class A common stock issued in connection with our February 2021 underwritten public offering; and

•	on an as further adjusted basis to give effect to the issuance and sale of the notes offered hereby, after deducting underwriting discounts and estimated offering expenses payable by us.

You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, included in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein.

	As of December 31, 2020
	Actual	As Adjusted	As Further Adjusted
	(in thousands except share and per share information)
Cash, cash equivalents and marketable securities	$3,039,791	$4,805,468	$5,791,968

Debt:
3.625% notes due 2029 offered hereby)(1)	—	—	493,250
3.875% notes due 2031 offered hereby(1)	—	—	493,250
0.25% convertible senior notes due 2023 (the “2023 Notes”)(2)(3)	302,068	302,068	302,068
Total debt	$302,068	$302,068	$1,288,568

Stockholders’ equity:
Preferred stock, $0.001 par value per share: 100,000,000 shares authorized, no shares issued and outstanding, actual and as adjusted	—	—	—
Class A common stock, $0.001 par value per share: 1,000,000,000 shares authorized, 153,496,222 shares issued and outstanding, actual and as adjusted	152	156	156
Class B common stock, $0.001 par value per share: 100,000,000 shares authorized, 10,551,302 shares issued and outstanding, actual and as adjusted	12	12	12
Additional paid-in capital	9,613,246	11,379,242	11,379,242
Accumulated other comprehensive income (loss)	9,046	9,046	9,046
Accumulated deficit	(1,169,791)	(1,169,791)	(1,169,791)
Total stockholders’ equity	8,452,665	10,218,665	10,218,665

Total capitalization	$8,754,733	$10,520,733	$11,507,233

(1)	Represents the aggregate principal amount of the notes offered hereby, net of the underwriting discount and estimated offering expenses payable by us.
(2)

In accordance with Financial Accounting Standards Board Accounting Standards Codification 470-20, Debt with Conversion and Other Options, (“ASC 470-20”), convertible debt that may be entirely or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s non-convertible debt interest cost. On the issuance date, the value of the conversion option of the 2023 Notes, representing the equity component, is recorded as additional paid-in capital within stockholders’ equity and as an original issue discount to the 2023 Notes, which reduces their initial carrying value. The carrying value of the 2023 Notes, net of the discount recorded, will be accreted up to the principal amount of the 2023 Notes from the issuance date until maturity. ASC 470-20 does not affect the actual amount that we are required to repay. Notwithstanding the net presentation required by ASC 470-20, we are required to repay the $343.7 million aggregate principal amount of the 2023 Notes.

(3)

During the three months ended December 31, 2020, the conditional conversion feature of the 2023 Notes was triggered as the last reported sale price of our Class A common stock was more than or equal to 130% of the conversion price for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on December 31, 2020 (the last trading day of the calendar quarter), and therefore the 2023 Notes are currently convertible, in whole or in part, at the option of the holders through March 31, 2021. Whether the 2023 Notes will be convertible following such period will depend on the continued satisfaction of this condition or another conversion condition in the future. The company may redeem the 2023 Notes, in whole or in part, at its option, on or after June 1, 2021 but before the 35th scheduled trading day before the maturity date, at a cash redemption price equal to 100% of the principal amount of the 2023 Notes to be redeemed, plus accrued and unpaid interest, if any, if the last reported sale price of the Class A Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading days ending on, and including, the trading day immediately before the date the redemption notices were sent; and the trading day immediately before such notices were sent. The Trustee shall have no duty or obligation to determine or verify whether such conditions have been satisfied.

The as adjusted and as further adjusted columns in the table above are based on 153,496,222 shares of our Class A common stock and 10,551,302 shares of our Class B common stock outstanding as of December 31, 2020 and exclude:

•

4,007,686 shares of our Class A common stock issuable upon the exercise of options to purchase shares of our Class A common stock, of which, 1,030,638 of such shares were assumed by us as a result of the Segment acquisition, that are releasable upon satisfaction of service conditions, outstanding as of December 31, 2020, with a weighted-average exercise price of $62.35 per share;

•

1,618,049 shares of our Class B common stock issuable upon the exercise of options to purchase shares of our Class B common stock outstanding as of December 31, 2020, with a weighted-average exercise price of $7.62 per share;

•	7,523,882 restricted stock units for shares of our Class A common stock that are releasable upon satisfaction of service conditions outstanding as of December 31, 2020;

•	193,917 restricted stock units for shares of our Class A common stock that are releasable upon satisfaction of service conditions that were granted after December 31, 2020;

•

108,429 shares of our Class A common stock issuable upon the exercise of options to purchase shares of our Class A common stock that were granted after December 31, 2020, with a weighted-average exercise price of $378.11 per share;

•	707,265 shares of our Class A common stock reserved for issuance to fund and support the operations of Twilio.org;

•	7,569,731 shares of our Class A common stock reserved for issuance upon conversion of our Convertible Senior Notes as of December 31, 2020; and

•	23,883,486 shares of our Class A common stock reserved for future issuance under our equity compensation plans as of December 31, 2020, consisting of:

•	18,942,205 shares of our Class A common stock reserved for future issuance under our 2016 Plan; and

•	4,941,281 shares of our Class A common stock reserved for future issuance under our ESPP.

Description of Notes

The following is a description of the $500.0 million aggregate principal amount of 3.625% senior notes due 2029 (the “2029 Notes”) and $500.0 million aggregate principal amount of 3.875% senior notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”). Certain terms used in this description are defined under the subheading “— Certain definitions.” The Notes will be issued by Twilio Inc., a Delaware corporation (the “Issuer”). In this Description of Notes, the term “Issuer” refers only to Twilio Inc., and not to any of its Subsidiaries.

The Issuer will issue the Notes under an indenture dated as of the Issue Date (the “Base Indenture”), among the Issuer and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture among the Issuer, the Guarantors party thereto from time to time and the Trustee, to be dated as of the Issue Date (the “Supplemental Indenture”). The terms of the Notes will include those stated in the Base Indenture as supplemented by the Supplemental Indenture (the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of certain provisions of the Indenture. We urge you to read the Indenture because it, not this description, will define your rights as Holders. You may request copies of the proposed form of the Indenture as described under the heading “Where you can find more information.”

Brief Description of the Notes and the Note Guarantees

The Notes will be:

•	general senior unsecured obligations of the Issuer;

•	pari passu in right of payment with any existing and future unsubordinated indebtedness of the Issuer (including the Convertible Notes and any future Credit Facility);

•	effectively subordinated to any future secured Indebtedness of the Issuer (including any future Credit Facility) to the extent of the value of the assets securing such Indebtedness;

•	senior in right of payment to any future Subordinated Indebtedness of the Issuer;

•	unconditionally guaranteed on a senior unsecured basis, jointly and severally, by each existing and future Subsidiary of the Issuer that is required to become a Guarantor; and

•	structurally subordinated to any existing and future Indebtedness and other liabilities of Non-Guarantors.

Each Note Guarantee (as defined below) will be:

•	a general senior unsecured obligation of the Guarantor;

•	pari passu in right of payment with any existing and future unsubordinated Indebtedness of the Guarantor (including any future Credit Facility);

•	effectively subordinated to any future secured Indebtedness of the Guarantor (including any future Credit Facility) to the extent of the value of the assets securing such Indebtedness; and

•	senior in right of payment to any future Subordinated Indebtedness of the Guarantor.

Principal, maturity and interest

The Issuer will issue Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The rights of Holders of beneficial interests in the Notes to receive the payments on such Notes are subject to applicable procedures of DTC. If the due date for any payment in respect of any Notes is not a Business Day at the place at which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay. Neither the Issuer, nor the Trustee (nor our or their respective agents) has any responsibility or liability for any act or omission of DTC.

The Issuer will issue $500.0 million aggregate principal amount of 2029 Notes and $500.0 million aggregate principal amount of 2031 Notes on the Issue Date. The 2029 Notes will mature on March 15, 2029. The 2031 Notes will mature on March 15, 2031. Interest on the 2029 Notes will accrue at the rate per annum set forth on the cover of this prospectus supplement and will be payable, in cash, semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2021 to Holders of record on the immediately preceding March 1 and September 1, respectively. Interest on the 2031 Notes will accrue at the rate per annum set forth on the cover of this prospectus supplement and will be payable, in cash, semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2021 to Holders of record on the immediately preceding March 1 and September 1, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. If the Issuer delivers global notes to the Trustee for cancellation in connection with a redemption on a date that is on or after the record date and on or before the corresponding interest payment date, the accrued and unpaid interest up to, but excluding, the redemption date will be paid on the redemption date to the Holder in whose name the Note is registered at the close of business on such record date in accordance with the applicable procedures of DTC, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period will end on (but not include) the relevant interest payment date.

Additional notes

The Issuer may issue additional 2029 Notes (the “Additional 2029 Notes”) or additional 2031 Notes (the “Additional 2031 Notes” and, together with the Additional 2029 Notes, the “Additional Notes”) from time to time, and such Additional Notes may be issued under the Indenture as may be supplemented by one or more other supplemental indentures. Any issuance of Additional Notes will be subject to all of the covenants in the Indenture. The 2029 Notes and any Additional 2029 Notes subsequently issued will be treated as a single series, and the 2031 Notes and any Additional 2031 Notes subsequently issued will be treated as a single series, in each case, for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. If any Additional Notes are not fungible with any other Notes of the applicable series for United States federal income tax purposes or if the Issuer otherwise determines that any Additional Notes should be differentiated from any other Notes of the applicable series, such Additional Notes may have a separate CUSIP number, provided that, for the avoidance of doubt, such Additional Notes will still constitute a single series with all other Notes of such series issued under the Indenture for all other purposes.

Payments

Principal of, and premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose (along with any other paying agent maintained by the Issuer, the “Paying Agent”) or, at the option of the Paying Agent, payment of interest, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders or by wire transfer of immediately available funds to the accounts specified by the Holders; provided that all payments of principal, premium, if any, and interest with respect to Notes represented by one or more global notes registered in the name of or held by the DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency maintained for such purpose will be the office of the Trustee.

Guarantees

As of the Issue Date, none of the Issuer’s Subsidiaries will guarantee the Notes. Following the Issue Date, Subsidiaries of the Issuer will be required to unconditionally guarantee, on a joint and several senior unsecured basis, the obligations of the Issuer under the Notes of each series and the Indenture (the “Note Guarantees”) to the extent described in “— Certain covenants — Limitation on guarantees.”

As of and for the twelve months December 31, 2020, the Issuer’s Subsidiaries, none of which will initially guarantee the Notes, accounted for approximately 4.1% of our consolidated net revenue and approximately 35.8% of our consolidated total assets. See “Risk Factors — Risks Related to the Notes — The notes will be structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the notes.”

Each Note Guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable law as a fraudulent conveyance, fraudulent transfer or unjust preference, including provisions of the United States Bankruptcy Code or any comparable provision of foreign or state law or provincial law to comply with corporate benefit, financial assistance and other laws. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the Notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk factors — Risks related to the notes — The guarantees may be challenged as fraudulent conveyances.”

The Note Guarantee of a Guarantor with respect to a series of Notes will be automatically and unconditionally released and discharged upon:

(1)    a sale, exchange, transfer or other disposition (including by way of merger, amalgamation, consolidation, dividend distribution or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange, transfer or other disposition), of all or substantially all of the assets of the Guarantor to a Person other than to the Issuer or a Subsidiary and as otherwise permitted by the Indenture,

(2)    defeasance or discharge of the Notes, as provided in “— Defeasance” and “— Satisfaction and discharge,”

(3)    to the extent that such Guarantor is not an Immaterial Subsidiary solely due to the operation of clause (i) of the definition of “Immaterial Subsidiary,” upon the release of the guarantee referred to in such clause,

(4)    in the case of a Note Guarantee made by a Guarantor as a result of its guarantee of other Indebtedness (including any Credit Facility) of the Issuer or a Guarantor pursuant to the covenant entitled “— Certain covenants — Limitation on guarantees,” such Guarantor being (or being substantially concurrently) released or discharged from the such other Indebtedness, except a release as a result of payment under such Guarantee (it being understood that a release subject to a contingent reinstatement is still considered a release),

(5)    upon the merger, amalgamation or consolidation of any Guarantor with and into the Issuer or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with the applicable provisions of the Indenture,

(6)    with respect to such series of Notes, the achievement of Investment Grade Status by the Notes of such series, and

(7)    as described under “— Amendments and waivers.”

Claims of creditors of Non-Guarantors, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred and minority stockholders (if any) of those Subsidiaries and claims against joint ventures generally will have priority with respect to the assets and earnings of those Subsidiaries and joint ventures over the claims of creditors of the Issuer, including Holders. The Notes and each Note Guarantee therefore will be effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of Subsidiaries of the Issuer (other than the Guarantors) and joint ventures.

The Indenture will not limit the incurrence of Indebtedness, Disqualified Stock and Preferred Stock of the Issuer or its Subsidiaries.

Optional redemption

2029 Notes

Except as set forth below, the 2029 Notes are not redeemable at the option of the Issuer.

At any time prior to March 15, 2024, the Issuer may redeem the 2029 Notes in whole or in part, at its option, upon notice as described under “— Selection and notice,” at a redemption price equal to 100% of the principal amount of such 2029 Notes plus the Applicable 2029 Notes Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time and from time to time on or after March 15, 2024, the Issuer may redeem the 2029 Notes in whole or in part, upon notice as described under “— Selection and notice,” at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the 2029 Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the year indicated below:

Year	Percentage
2024	101.813%
2025	100.906%
2026 and thereafter	100.000%

At any time and from time to time prior to March 15, 2024, the Issuer may redeem 2029 Notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 103.625% of the principal amount of such 2029 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the aggregate principal amount of the 2029 Notes issued under the Indenture on the Issue Date (together with Additional 2029 Notes); provided that

(1)    in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(2)    not less than 50% of the aggregate principal amount of the then-outstanding 2029 Notes issued under the Indenture remains outstanding immediately thereafter (including Additional 2029 Notes but excluding 2029 Notes held by the Issuer or any of its Subsidiaries), unless all such 2029 Notes are redeemed substantially concurrently.

Notwithstanding the foregoing, in connection with any tender offer for the 2029 Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding 2029 Notes validly tender and the Issuer or a third-party in lieu of the Issuer, purchases all of the 2029 Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all 2029 Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the date of such redemption.

Notice of redemption will be provided as set forth under “— Selection and notice” below.

Notice of any redemption of the 2029 Notes may, at the Issuer’s discretion, be given prior to the completion of a transaction (including an Equity Offering, an incurrence of Indebtedness, a Change of Control or other transaction) and any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

If the optional redemption date is on or after a record date and on or before the corresponding interest payment date, the accrued and unpaid interest up to, but excluding, the redemption date will be paid on the redemption date to the Holder in whose name the 2029 Note is registered at the close of business on such record date in accordance with the applicable procedures of DTC, and no additional interest will be payable to Holders whose 2029 Notes will be subject to redemption by the Issuer.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 2029 Notes or portions thereof called for redemption on the applicable redemption date.

2031 Notes

Except as set forth below, the 2031 Notes are not redeemable at the option of the Issuer.

At any time prior to March 15, 2026, the Issuer may redeem the 2031 Notes in whole or in part, at its option, upon notice as described under “— Selection and notice,” at a redemption price equal to 100% of the principal amount of such 2031 Notes plus the Applicable 2031 Notes Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time and from time to time on or after March 15, 2026, the Issuer may redeem the 2031 Notes in whole or in part, upon notice as described under “— Selection and notice,” at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the 2031 Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the year indicated below:

Year	Percentage
2026	101.938%
2027	101.292%
2028	100.646%
2029 and thereafter	100.000%

At any time and from time to time prior to March 15, 2024, the Issuer may redeem 2031 Notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 103.875% of the principal amount of such 2031 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the aggregate principal amount of the 2031 Notes issued under the Indenture on the Issue Date (together with Additional 2031 Notes); provided that

(1)    in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(2)    not less than 50% of the aggregate principal amount of the then-outstanding 2031 Notes issued under the Indenture remains outstanding immediately thereafter (including Additional 2031 Notes but excluding 2031 Notes held by the Issuer or any of its Subsidiaries), unless all such 2031 Notes are redeemed substantially concurrently.

Notwithstanding the foregoing, in connection with any tender offer for the 2031 Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding 2031 Notes validly tender and the Issuer or a third-party in lieu of the Issuer, purchases all of the 2031 Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all 2031 Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the date of such redemption.

Notice of redemption will be provided as set forth under “— Selection and notice” below.

Notice of any redemption of the 2031 Notes may, at the Issuer’s discretion, be given prior to the completion of a transaction (including an Equity Offering, an incurrence of Indebtedness, a Change of Control or other transaction) and any redemption notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

If the optional redemption date is on or after a record date and on or before the corresponding interest payment date, the accrued and unpaid interest up to, but excluding, the redemption date will be paid on the redemption date to the Holder in whose name the 2031 Note is registered at the close of business on such record date in accordance with the applicable procedures of DTC, and no additional interest will be payable to Holders whose 2031 Notes will be subject to redemption by the Issuer.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 2031 Notes or portions thereof called for redemption on the applicable redemption date.

Mandatory redemption or sinking fund

The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under “— Change of control.” As market conditions warrant, we may from time to time seek to purchase our outstanding debt securities or loans, including the Notes, in privately negotiated or open market transactions, by tender offer or otherwise. Subject to any applicable limitations contained in the agreements governing our indebtedness, including the Indenture, any purchases made by us may be funded by the use of cash on our balance sheet or the incurrence of new secured or unsecured debt, including borrowings under any Credit Facility. The amounts involved in any such purchase transactions, individually or in the aggregate, may be material. Any such purchases may be with respect to a substantial amount of a particular class or series of debt, with the attendant reduction in the trading liquidity of such class or series.

Selection and notice

If less than all of the Notes are to be redeemed at any time, the Issuer will select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed and in compliance with the requirements of DTC, or if the Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through DTC or DTC prescribes no method of selection, the Trustee will select by lot or on a pro rata basis, or by another method the Trustee considers to be fair and appropriate, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption; provided, however, that no Note of $2,000 in aggregate principal amount or less shall be redeemed in part.

Notices of redemption will be delivered electronically or, at the Issuer’s option, mailed by first-class mail at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC (with a copy to the Trustee), except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a legal or covenant defeasance of the Notes or a satisfaction and discharge of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of a global note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Issuer defaults in the payment of the redemption price, interest ceases to accrue on Notes or portions of them called for redemption.

Change of control

The Indenture will provide that if a Change of Control Triggering Event occurs, unless a third party makes a Change of Control Offer as described below or the Issuer has previously or substantially concurrently therewith delivered a redemption notice with respect to all the outstanding Notes of a series as described under “— Optional redemption,” the Issuer will make an offer to purchase all of the Notes of such series pursuant to the offer described below (the “Change of Control Offer”) at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase; provided that if the repurchase date is on or after the record date and on or before the corresponding interest payment date, then Holders in whose name the Notes of such series are registered at the close of business on such record date will receive the interest due on the repurchase date. Within 30 days following any Change of Control Triggering Event, the Issuer will deliver or cause to be delivered a notice of such Change of Control Offer electronically in accordance with the applicable procedures of DTC or by first-class mail, with a copy to the Trustee, to each Holder of Notes of such series at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes of such series for the specified purchase price on the date specified in the notice, which date will be no earlier than 20 business days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Indenture and described in such notice, except in the case of a conditional Change of Control Offer made in advance of a Change of Control Triggering Event as described below.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws, rules or regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws, rules or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of the Indenture, the Issuer shall not be deemed to have breached its obligations described in the

Indenture by virtue of compliance therewith. The Issuer may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

Except as described above with respect to a Change of Control Triggering Event, the Indenture does not contain provisions that permit the Holders to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The occurrence of events which would constitute a Change of Control may constitute a default under any future Credit Facility that permits the lenders to accelerate the maturity of borrowings thereunder and may constitute a fundamental change or similar event under the Convertible Notes. Future Indebtedness of the Issuer or its subsidiaries may contain prohibitions on certain events which would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Issuer to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control Triggering Event itself does not, due to the financial effect of such repurchase on the Issuer. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

The Issuer’s ability to pay cash to the Holders of Notes following the occurrence of a Change of Control Triggering Event may be limited by its then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. The Change of Control Triggering Event purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control Triggering Event purchase feature is a result of negotiations between the initial purchasers of the Notes and us. We have no present intention to engage in a transaction involving a Change of Control after the Issue Date, although it is possible that the Issuer could decide to do so in the future.

Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. The Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes of such series validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption of all outstanding Notes of such series has been given pursuant to the Indenture as described under “— Optional redemption,” unless and until there is a default in the payment of the redemption price on the applicable redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to certain Persons. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes of a series as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes of such series then outstanding.

Certain covenants

Set forth below are summaries of certain covenants that will be contained in the Indenture.

Limitation on liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur or permit to exist any Lien (except Permitted Liens) (each, an “Initial Lien”) that secures obligations under any Indebtedness or any related guarantee of Indebtedness, on any asset or property of the Issuer or any Guarantor, unless:

(1)    in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)    in all other cases, the Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to Liens securing the Notes and the related Guarantees.

Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

For purposes of the foregoing covenant, (i) the creation of a Lien to secure Indebtedness which existed prior to the creation of such Lien will be deemed to involve Indebtedness in an amount equal to the lesser of (x) the fair value (determined in good faith by the Issuer) of the asset subjected to such Lien and (y) the principal amount secured by such Lien, and (ii) in the event that a Lien meets the criteria of more than one of the types of Permitted Liens, the Issuer, in its sole discretion, will classify, and may reclassify, such Lien and only be required to include the amount and type of such Lien as a Permitted Lien, and a Lien may be divided and classified and reclassified into more than one of such types of Permitted Liens. In addition, for purposes of calculating compliance with the foregoing covenant, in no event will the amount of any Indebtedness or Liens securing any Indebtedness be required to be included more than once despite the fact more than one Person is or becomes liable with respect to such Indebtedness and despite the fact such Indebtedness is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where there are Liens on assets of one or more of the Issuer and its Subsidiaries securing any Indebtedness, the amount of such Indebtedness secured shall only be included once for purposes of such calculations).

Reports

Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer must provide the Trustee and, upon request, to any Holder of the Notes within fifteen (15) business days after filing the same with the SEC, or in the event no such filing is required, within fifteen

(15) business days after the end of the time periods specified in the SEC’s rules and regulations (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC):

(1)    all financial statements that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and a report on the annual financial statements by the Issuer’s independent registered public accounting firm;

(2)    all financial statements that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and financial statements prepared in accordance with GAAP; and

(3)    all current reports containing financial statements that would be required to be filed with the SEC on Form 8-K, or any successor or comparable form;

provided that the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the SEC’s EDGAR system or on the Issuer’s website within the applicable time period, it being agreed that the Trustee shall have no obligation to determine whether such reports have been made available.

The Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial reports or information relating to the Issuer by furnishing financial reports or information relating to any parent of the Issuer; provided that if and so long as such parent has independent assets or operations, the same is accompanied by consolidating reports or information (which need not be audited) that explains in reasonable detail the differences between the reports or information relating to such parent company, on the one hand, and the reports or information relating to the Issuer and its Subsidiaries on a stand-alone basis, on the other hand.

The Issuer will make the above information and reports available to securities analysts and prospective investors upon request by posting it on the Issuer’s website.

The Trustee shall have no duty to review or analyze any reports furnished or made available to it and the Trustee’s receipt of such reports shall not constitute actual or constructive knowledge of the information contained therein or determinable therefrom, including the Issuer’s compliance with any of its covenants (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

Limitation on guarantees

The Issuer will not permit any of its Domestic Subsidiaries to Guarantee the payment of (i) any syndicated Credit Facility to which the Issuer or any Guarantor is an obligor or (ii) capital markets debt securities of the Issuer or any other Guarantor, unless:

(1)    such Subsidiary within 60 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor’s Guarantee of the Notes; and

(2)    such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee until payment in full of Obligations under the Indenture;

provided that this covenant shall not be applicable (i) to any guarantee of any Subsidiary that existed at the time such Person became a Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary, or (ii) in the event that the Guarantee of the Issuer’s obligations under the Notes or the Indenture by such Subsidiary would not be permitted under applicable law.

The Issuer may elect, in its sole discretion, to cause or allow, as the case may be, any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall not be required to comply with the 60-day period described above and such Guarantee may be released at any time in the Issuer’s sole discretion so long as any Indebtedness of such Subsidiary then outstanding could have been incurred by such Subsidiary (either (x) when so incurred or (y) at the time of the release of such Guarantee) assuming such Subsidiary were not a Guarantor at such time.

If any Guarantor becomes an Immaterial Subsidiary, the Issuer shall have the right, by delivery of a supplemental indenture executed by the Issuer to the Trustee, to cause such Immaterial Subsidiary to automatically and unconditionally cease to be a Guarantor, subject to the requirement described in the first paragraph above that such Subsidiary shall be required to become a Guarantor if it ceases to be an Immaterial Subsidiary; provided that such Immaterial Subsidiary shall not be permitted to Guarantee any syndicated Credit Facility or other capital markets debt securities of the Issuer or the other Guarantors unless it again becomes a Guarantor.

Merger and consolidation

The Issuer

The Issuer will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets, in one transaction or a series of related transactions, to any Person, unless:

(1)    the Issuer is the surviving Person or the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized or existing under the laws of the jurisdiction of the Issuer or the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Issuer) will expressly assume all the obligations of the Issuer under the Notes and the Indenture pursuant to supplemental indentures or other documents and instruments;

(2)    immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the applicable Successor Company or any Subsidiary of the applicable Successor Company as a result of such transaction as having been incurred by the applicable Successor Company or such Subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing; and

(3)    the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture and an Opinion of Counsel stating that such supplemental indenture (if any) is a legal and binding agreement enforceable against the Successor Company, provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of clause (2) above.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Notes and the Indenture, and the Issuer will automatically and unconditionally be released and discharged from its obligations under the Notes and the Indenture (except in the case of (x) a lease or (y) a sale of less than all of its assets).

Notwithstanding any other provision of this covenant, (a) the Issuer may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to a Guarantor, (b) the Issuer may consolidate or otherwise combine with or merge into an Affiliate organized or existing under the laws of the jurisdiction of the Issuer or the United States of America, any State of the United States or the District of Columbia incorporated or organized for the purpose of changing the legal domicile of the Issuer, reincorporating the Issuer in another jurisdiction, or changing the legal form of the Issuer, (c) any Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Issuer or a Guarantor and (d) any Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Subsidiary.

Guarantors

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor may consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets, in one or a series of related transactions, to any Person, unless:

(1)    the other Person is the Issuer or any Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or either (x) the Issuer or a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all the obligations of the Guarantor under its Note Guarantee and the Indenture by supplemental indenture or other documents or instruments;

(2)    immediately after giving effect to the transaction, no Event of Default shall have occurred and be continuing; and

(3)    the transaction constitutes a sale, disposition or transfer of the Guarantor or the conveyance, transfer or lease of all or substantially all of the assets of the Guarantor (in each case other than to the Issuer or a Subsidiary) otherwise permitted by the Indenture.

Notwithstanding any other provision of this covenant, any Guarantor may (a) consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (b) consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Guarantor, reincorporating the Guarantor in another jurisdiction, or changing the legal form of the Guarantor, (c) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor and (d) liquidate or dissolve or change its legal form if the Issuer determines in good faith that such action is in the best interests of the Issuer. Notwithstanding anything to the contrary in this covenant, the Issuer may contribute Capital Stock of any or all of its Subsidiaries to any Guarantor.

There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Financial calculations for limited condition transactions and otherwise

For all purposes under the Indenture, including for purposes of calculating the Consolidated Secured Leverage Ratio in connection with the incurrence or creation of any Lien pursuant to the definition of “Permitted

Liens,” the Issuer may elect, at its option, to treat all or any portion of the committed amount of any Indebtedness (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) which is to be secured by such Lien be (any such committed amount elected until revoked as described below, the “Reserved Indebtedness Amount”), as being incurred as of such election date, and, if the Consolidated Secured Leverage Ratio or other provision of the Indenture, as applicable, is complied with (or satisfied) with respect thereto on such election date, any subsequent borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be deemed to be permitted under this covenant or the definition of “Permitted Liens,” whether or not the Consolidated Secured Leverage Ratio or other provision of the Indenture, as applicable, at the actual time of any subsequent borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) is complied with (or satisfied) for all purposes (including as to the absence of any continuing Default or Event of Default); provided that for purposes of subsequent calculations of the Consolidated Secured Leverage Ratio or other provision of the Indenture, as applicable, the Reserved Indebtedness Amount shall be deemed to be outstanding, whether or not such amount is actually outstanding, for so long as such commitments are outstanding or until the Issuer revokes an election of a Reserved Indebtedness Amount.

When calculating the availability under any basket or ratio under the Indenture or compliance with any provision of the Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or creation of Liens and repayments), in each case, at the option of the Issuer (the Issuer’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under the Indenture shall be deemed to be the date (the “LCT Test Date”) either (a) the definitive agreement for such Limited Condition Transaction is entered into, or (b) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer (or equivalent announcement in another jurisdiction) (an “LCT Public Offer”) in respect of a target of a Limited Condition Transaction and, in each case, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or creation of Liens and repayments) and any related pro forma adjustments, the Issuer or any of its Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued, assumed or incurred at the LCT Test Date or at any time thereafter); provided, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Issuer may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be the applicable LCT Test Date for purposes of such ratios, tests or baskets and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, test or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transaction related thereto (including acquisitions, the incurrence, the incurrence or creation of Liens and repayments).

For the avoidance of doubt, if the Issuer has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in EBITDA or total assets of the Issuer or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes (or, if applicable, the irrevocable notice is terminated, expires or passes or, as applicable, the offer in respect of an LCT Public Offer for, such acquisition is terminated), as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction;

Events of default

Each of the following is an Event of Default under the Indenture with respect to Notes of a series:

(1)    default in any payment of interest on any Note of such series when due and payable, continued for 30 days;

(2)    default in the payment of the principal amount of or premium, if any, on any Note of such series issued under the Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)    failure by the Issuer or any Guarantor to comply for 60 consecutive days after written notice by the Trustee on behalf of the Holders or by the Holders of at least 30% in aggregate principal amount of the outstanding Notes of such series with any agreement or obligation contained in the Indenture; provided that in the case of a failure to comply with the Indenture provisions described under “Reports,” such period of continuance of such default or breach shall be 180 consecutive days after written notice described in this clause has been given;

(4)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Significant Subsidiary (or group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Subsidiaries) would constitute a Significant Subsidiary) (or the payment of which is Guaranteed by the Issuer or any Significant Subsidiary (or group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Subsidiaries) would constitute a Significant Subsidiary)) other than Indebtedness owed to the Issuer or a Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

(a)    is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (“payment default”); or

(b)    results in the acceleration of such Indebtedness prior to its stated final maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default of principal at its stated final maturity (after giving effect to any applicable grace periods) or the maturity of which has been so accelerated, aggregates to $100.0 million or more at any one time outstanding;

(5)    certain events of bankruptcy, insolvency or court protection of the Issuer or a Significant Subsidiary (or group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Subsidiaries) would constitute a Significant Subsidiary) (the “bankruptcy provisions”);

(6)    failure by the Issuer or a Significant Subsidiary (or group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Subsidiaries) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $100.0 million (net of amounts covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 consecutive days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed (the “judgment default provision”); and

(7)    any Guarantee of the Notes of such series by the Issuer or a Significant Subsidiary ceases to be in full force and effect, other than (A) in accordance with the terms of the Indenture or (B) in connection with the bankruptcy of a Guarantor, so long as the aggregate assets of such Guarantor and any other Guarantor whose Note Guarantee ceased or ceases to be in full force as a result of a bankruptcy are less than $100.0 million.

However, a Default under clause (3), (4) or (6) of this paragraph will not constitute an Event of Default with respect to a series of Notes until the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes of such series notify the Issuer of the Default and, with respect to clauses (3) and (6), the Issuer does not cure such Default within the time specified in clause (3) or (6) of this paragraph after receipt of such notice; provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default.

If an Event of Default with respect to a series of Notes (other than an Event of Default described in clause (5) above with respect to the Issuer) occurs and is continuing, the Trustee by written notice to the Issuer or the Holders of at least 30% in principal amount of the outstanding Notes of such series by written notice to the Issuer and the Trustee may declare the principal of and accrued and unpaid interest, if any, on all the Notes of such series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes of such series because an Event of Default described in clause (4) under “— Events of default” has occurred and is continuing, the declaration of acceleration of the Notes of such series shall be automatically annulled, waived and rescinded if the event of default or payment default triggering such Event of Default shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and the annulment of the acceleration of the Notes of such series would not conflict with any judgment or decree of a court of competent jurisdiction.

If an Event of Default with respect to Notes of a series described in clause (5) above with respect to the Issuer occurs and is continuing, the principal of and accrued and unpaid interest, if any, on all the Notes of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in principal amount of the outstanding Notes of a series under the Indenture may waive all past or existing Defaults or Events of Default (except with respect to nonpayment of principal or interest which may only be waived with the consent of each affected Holder) and rescind any such acceleration with respect to the Notes of such series and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

The Indenture will provide that (i) if a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in the covenant entitled “— Certain covenants — Reports” or otherwise to deliver any notice or certificate pursuant to any other provision of the Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the Indenture.

The Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered in writing, and, if requested, provided, to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes of a series unless:

(1)    such Holder has previously given the Trustee written notice that an Event of Default with respect to the Notes of such series is continuing;

(2)    Holders of at least 30% in principal amount of the outstanding Notes of such series have requested in writing the Trustee to pursue the remedy;

(3)    such Holders have offered in writing, and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)    the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5)    the Holders of a majority in principal amount of the outstanding Notes of such series have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture will provide that, in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being agreed that the Trustee shall not be obligated to determine whether any such direction is prejudicial to the rights of any other Holder) or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification or security satisfactory to it against all fees, losses, liabilities and expenses caused by taking or not taking such action.

The Indenture will provide that if a Default occurs and is continuing with respect to a series of Notes and a responsible officer of the Trustee is informed, in writing, of such occurrence by the Issuer, the Trustee must give notice of the Default to the Holders of the Notes of such series within 60 days after being notified by the Issuer. Except in the case of a Default in the payment of principal of, or interest on any Note of such series, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders. The Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events of which it is aware which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof. The Trustee will not be deemed to have knowledge of any Defaults or Events of Default unless written notice of an event, which is in fact a Default, has been delivered to the Trustee at its office specified in the Indenture and such notice references the Notes of such series and the Indenture and states that it is a “Notice of Default.”

Amendments and waivers

Subject to certain exceptions, the Note Documents relating to a series of Notes may be amended, supplemented or otherwise modified with the consent of the Holders of at least a majority in principal amount of all the Notes of such series then outstanding (including consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, such Notes) and any existing Default or Event of Default or compliance with any provisions thereof may be waived with the consent of the Holders of at least a majority in principal amount of all the Notes of such series then outstanding (including consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, such Notes). However an amendment or waiver may not, with respect to any such Notes held by a non-consenting Holder:

(1)    reduce the principal amount of such Notes of such series whose Holders must consent to an amendment;

(2)    reduce the stated rate of or extend the stated time for payment of interest on any such Note (other than provisions relating to Change of Control);

(3)    reduce the principal of or extend the Stated Maturity of any such Note (other than provisions relating to Change of Control);

(4)    reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed, in each case as described above under “— Optional redemption”;

(5)    make any such Note payable in currency other than that stated in such Note;

(6)    impair the right of any Holder to institute suit for the enforcement of any payment of principal of and interest on such Holder’s Notes on or after the due dates therefor;

(7)    waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of such Notes outstanding and a waiver of the payment default that resulted from such acceleration); or

(8)    make any change in the amendment or waiver provisions which require the Holders’ consent described in this sentence.

Notwithstanding the foregoing, without the consent of any Holder, the Issuer, the Trustee and the other parties thereto, as applicable, may amend or supplement any Note Documents to:

(1)    cure any ambiguity, omission, mistake, defect, error or inconsistency, conform any provision to this “Description of Notes” or reduce the minimum denomination of the Notes;

(2)    provide for the assumption by a successor Person of the obligations of the Issuer or a Guarantor under any Note Document or to comply with the covenant described under “— Certain covenants — Merger and consolidation”;

(3)    provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of the Indenture relating to the form of the Notes (including related definitions);

(4)    add or modify the covenants or provide for a Note Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Issuer or any Subsidiary;

(5)    make any change (including changing the CUSIP or other identifying number on any Notes) that would provide any additional rights or benefits to the Holders or that does not materially and adversely affect the rights of any Holder in any material respect;

(6)    comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(7)    make such provisions as necessary for the issuance of Additional Notes in accordance with the terms of the Indenture;

(8)    add Guarantees with respect to the Notes of a series, to add security to or for the benefit of the Notes of a series, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under the Indenture;

(9)    evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee or successor Paying Agent thereunder pursuant to the requirements thereof or to provide for the accession by the Trustee to any Note Document;

(10)    secure the Notes and/or the related Guarantees or to add collateral thereto;

(11)    add an obligor or a Guarantor under the Indenture;

(12)    make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including to facilitate the issuance and administration of Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer the Notes; and

(13)    comply with the rules and procedures of any applicable securities depositary.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment of any Note Document. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Defeasance

The Issuer at any time may terminate all obligations of the Issuer and the Guarantors under the Note Documents with respect to the Notes or a series of Notes (“legal defeasance”) and cure all then existing Defaults and Events of Default with respect to such series of Notes, except for certain obligations, including those respecting the defeasance trust, the rights, powers, trusts, duties, immunities and indemnities of the Trustee and the obligations of the Issuer in connection therewith and obligations concerning issuing temporary Notes, registrations of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust.

The Issuer at any time may terminate the obligations of the Issuer and its Subsidiaries with respect to the Notes or a series of Notes under the covenants described under “— Certain covenants” (other than clauses (1) and (2) of “— Certain covenants — Merger and consolidation — The Issuer”) and “— Change of control” and the default provisions relating to such covenants described under “— Events of default” above, the operation of the cross-default upon a payment default, the cross acceleration provisions, the bankruptcy provisions with respect to the Issuer and Significant Subsidiaries, the judgment default provision, and the guarantee provision described under “— Events of default” above (“covenant defeasance”).

The Issuer at its option at any time may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes of such series may not be accelerated because of an Event of Default with respect to the Notes of such series. If the Issuer exercises its covenant defeasance option with respect to the Notes of such series, payment of the Notes of such series may not be accelerated because of an Event of Default specified in clause (3), (4), (5) (with respect only to Significant Subsidiaries), (6) or (7) under “— Events of default” above.

In order to exercise either defeasance option, the Issuer (i) must irrevocably deposit in trust (the “defeasance trust”) with the Trustee cash in Dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Notes of such series to redemption or maturity, as the case may be; provided, that upon any redemption that requires the payment of the Applicable 2031 Notes Premium or the Applicable 2029 Notes Premium, as applicable, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable 2031 Notes Premium or the Applicable 2029 Notes Premium, as applicable, calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee at least two Business Days prior to the redemption date that confirms that such Applicable Premium Deficit shall be applied toward such redemption, and (ii) must comply with certain other conditions, including delivery to the Trustee of:

(1)    an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that beneficial owners of the Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the U.S. Internal Revenue Service or change in applicable U.S. federal income tax law since the issuance of the Notes);

(2)    an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuer; and

(3)    an Officer’s Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

Satisfaction and discharge

The Indenture will be discharged and cease to be of further effect (except as to surviving rights of transfer or exchange of the Notes and rights of the Trustee, as expressly provided for in the Indenture) as to all Notes of a series when (1) either (a) all the Notes of such series previously authenticated and delivered (other than certain lost, stolen or destroyed Notes of such series and certain Notes of such series for which provision for payment was previously made and thereafter the funds have been released to the Issuer) have been delivered to the Trustee for cancellation; or (b) all Notes of such series not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer; (2) the Issuer has deposited or caused to be deposited with the Trustee, money in Dollars or U.S. Government Obligations, or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the Notes of such series not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes of such series that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; provided that upon any redemption that requires the payment of the Applicable 2031 Notes Premium or the Applicable 2029 Notes Premium, as applicable, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable 2031 Notes Premium or the Applicable 2029 Notes Premium, as applicable, calculated as of the date of the notice of redemption, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption, and any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee at least two Business Days prior to the redemption date that confirms that such Applicable Premium Deficit shall be applied toward such redemption; (3) the Issuer has paid or caused to be paid all other sums payable under the Indenture; and (4) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under the “— Satisfaction and discharge” section of the Indenture relating to the satisfaction and discharge of the Indenture have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any of its Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Trustee

U.S. Bank, National Association is to be appointed as Trustee under the Indenture. The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in such Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care that a prudent Person would use in conducting its own affairs. The permissive rights of the Trustee to take or refrain from taking any action enumerated in the Indenture will not be construed as an obligation or duty.

The Indenture will impose certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Issuer and its Affiliates and Subsidiaries.

The Indenture sets out the terms under which the Trustee may retire or be removed, and replaced. Such terms will include, among others, (1) that the Trustee may be removed at any time by the Holders of a majority in principal amount of the outstanding Notes, or may resign at any time by giving written notice to the Issuer and (2) that if the Trustee at any time (a) has or acquires a conflict of interest that is not eliminated, (b) fails to meet certain minimum limits regarding the aggregate of its capital and surplus or (c) becomes incapable of acting as Trustee or becomes insolvent or bankrupt, then the Issuer may remove the Trustee, or any Holder who has been a bona fide Holder for not less than 6 months may petition any court for removal of the Trustee and appointment of a successor Trustee.

Any removal or resignation of the Trustee shall not become effective until the acceptance of appointment by the successor Trustee.

The Indenture will contain provisions for the indemnification of the Trustee for any loss, liability and expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Indenture.

Notices

All notices to Holders of Notes will be validly given if electronically delivered or mailed to them at their respective addresses in the register of the Holders, if any, maintained by the registrar. For so long as any Notes are represented by global notes, all notices to Holders will be delivered to DTC in accordance with the applicable procedures of DTC, delivery of which shall be deemed to satisfy the requirements of this paragraph, which will give such notices to the Holders of book-entry interests.

Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the earlier of such publication and the fifth day after being so mailed. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to such Holder if so mailed within the time prescribed. Failure to electronically deliver or mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is electronically delivered or mailed in the manner provided above, it is duly given, whether or not the addressee receives it. Notices to the Trustee shall only be effective upon actual receipt by the Trustee.

Governing law

The Indenture and the Notes, including any Note Guarantees, and the rights and duties of the parties thereunder shall be governed by and construed in accordance with the laws of the State of New York.

Certain definitions

“Acquired Indebtedness” means with respect to any Person (a) Indebtedness of any other Person or any of its Subsidiaries existing at the time such other Person becomes a Subsidiary or merges or amalgamates with or into or consolidates or otherwise combines with the Issuer or any Subsidiary and (b) Indebtedness secured by a Lien encumbering any asset acquired by such Person. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (a) of the preceding sentence, on the date such Person becomes a Subsidiary or on the date of the relevant merger, amalgamation, consolidation, acquisition or other combination.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Alternative Currency” means any currency (other than Dollars) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars (as determined in good faith by the Issuer).

“Applicable 2029 Notes Premium” means the greater of (A) 1.00 % of the principal amount of such Note and (B) on any redemption date, the excess (to the extent positive) of:

(a)

the present value at such redemption date of (i) the redemption price of such Note at March 15, 2024 (such redemption price (expressed in percentage of principal amount) being set forth in the table under “— Optional redemption” (excluding accrued but unpaid interest, if any)), plus (ii) all required interest payments due on such Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest, if any), computed upon the redemption date using a discount rate equal to the Applicable 2029 Notes Treasury Rate at such redemption date plus 50 basis points; over

(b)	the outstanding principal amount of such Note;

in each case, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate. The Trustee shall have no duty to calculate or verify the calculations of the Applicable 2029 Notes Premium.

“Applicable 2029 Notes Treasury Rate” means the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the redemption date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to March 15, 2024; provided, however, that if the period from the redemption date to March 15, 2024 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Applicable 2029 Notes Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Applicable 2031 Notes Premium” means the greater of (A) 1.00 % of the principal amount of such Note and (B) on any redemption date, the excess (to the extent positive) of:

(a)

the present value at such redemption date of (i) the redemption price of such Note at March 15, 2026 (such redemption price (expressed in percentage of principal amount) being set forth in the table under “— Optional redemption” (excluding accrued but unpaid interest, if any)), plus (ii) all required interest payments due on such Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest, if any), computed upon the redemption date using a discount rate equal to the Applicable 2031 Notes Treasury Rate at such redemption date plus 50 basis points; over

(b)	the outstanding principal amount of such Note;

in each case, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate. The Trustee shall have no duty to calculate or verify the calculations of the Applicable 2031 Notes Premium.

“Applicable 2031 Notes Treasury Rate” means the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the redemption date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to March 15, 2026; provided, however, that if the period from the redemption date to March 15, 2026 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Applicable 2031 Notes Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Board of Directors” means (i) with respect to the Issuer or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (ii) with respect to any partnership, the board of directors or other governing body of the general partner, as applicable, of the partnership or any duly authorized committee thereof; (iii) with respect to a limited liability company, the managing member or members or any duly authorized controlling committee thereof; and (iv) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval). Unless the context requires otherwise, Board of Directors means the Board of Directors of the Issuer.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or in the jurisdiction of the place of payment are authorized or required by law to close. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.

“Capital Stock” of any Person means any and all shares of, rights to purchase or acquire, warrants, options or depositary receipts for, or other equivalents of, or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease (and, for the avoidance of doubt, not a straight-line or operating lease) for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty; provided that all obligations of the Issuer and its Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on January 1, 2015 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease Obligation) for purposes of the Indenture regardless of any change in GAAP following January 1, 2015 (that would otherwise require such obligation to be recharacterized as a Capitalized Lease Obligation).

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Subsidiaries.

“Cash Equivalents” means:

(1)    (a) Dollars, Canadian dollars, pounds sterling, yen, euro, any national currency of any member state of the European Union or any Alternative Currency; or (b) any other foreign currency held by the Issuer and its Subsidiaries from time to time in the ordinary course of business or consistent with past practice;

(2)    securities issued or directly and fully guaranteed or insured by the United States, Canadian, United Kingdom or Japanese governments, a member state of the European Union or, in each case, any agency or instrumentality thereof (provided that the full faith and credit obligation of such country or such member state is pledged in support thereof), with maturities of 36 months or less from the date of acquisition;

(3)    certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits, demand deposits or bankers’ acceptances having maturities of not more than two years from the date of acquisition thereof issued by any bank, trust company or other financial institution (a) whose commercial paper is rated at least “P-2” or the equivalent thereof by S&P or at least “A-2” or the equivalent thereof by Moody’s (or, if at the time, neither S&P or Moody’s is rating such obligations, then a comparable rating from another Nationally Recognized Statistical Rating Organization selected by the Issuer) or (b) having combined capital and surplus in excess of $100.0 million;

(4)    repurchase obligations for underlying securities of the types described in clauses (2), (3), (7) and entered into with any Person meeting the qualifications specified in clause (3) above;

(5)    securities with maturities of two years or less from the date of acquisition backed by standby letters of credit issued by any Person meeting the qualifications in clause (3) above;

(6)    commercial paper and variable or fixed rate notes issued by any Person meeting the qualifications specified in clause (3) above (or by the parent company thereof) maturing within two years after the date of creation thereof, or if no rating is available in respect of the commercial paper or variable or fixed rate notes, the issuer of which has an equivalent rating in respect of its long-term debt;

(7)    marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either S&P or Moody’s, respectively (or, if at the time, neither S&P nor Moody’s is rating such obligations, then a comparable rating from another Nationally Recognized Statistical Rating Organization selected by the Issuer);

(8)    readily marketable direct obligations issued by any state, province, commonwealth or territory of the United States of America or any political subdivision, taxing authority or any agency or instrumentality thereof, rated BBB- (or the equivalent) or better by S&P or Baa3 (or the equivalent) or better by Moody’s (or, if at the time, neither S&P nor Moody’s is rating such obligations, then a comparable rating from another Nationally Recognized Statistical Rating Organization selected by the Issuer) with maturities of not more than two years from the date of acquisition;

(9)    readily marketable direct obligations issued by any foreign government or any political subdivision, taxing authority or agency or instrumentality thereof, with a rating of “BBB-” or higher from S&P or “Baa3” or higher by Moody’s or the equivalent of such rating by such rating organization (or, if at the time, neither S&P nor Moody’s is rating such obligations, then a comparable rating from another Nationally Recognized Statistical Rating Organization selected by the Issuer) with maturities of not more than two years from the date of acquisition;

(10)    Investments with average maturities of 24 months or less from the date of acquisition in money market funds with a rating of “A” or higher from S&P or “A-2” or higher by Moody’s or the equivalent of such rating by such rating organization (or, if at the time, neither S&P nor Moody’s is rating such obligations, then a comparable rating from another Nationally Recognized Statistical Rating Organization selected by the Issuer);

(11)    with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers’ acceptance of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “P-2” or the equivalent thereof or from Moody’s is at least “A-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(12)    Indebtedness or Preferred Stock issued by Persons with a rating of “BBB-” or higher from S&P or “Baa3” or higher by Moody’s or the equivalent of such rating by such rating organization (or, if at the time, neither S&P nor Moody’s is rating such obligations, then a comparable rating from another Nationally Recognized Statistical Rating Organization selected by the Issuer) with maturities of not more than two years from the date of acquisition;

(13)    bills of exchange issued in the United States of America, Canada, the United Kingdom, Japan, a member state of the European Union eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(14)    investments in industrial development revenue bonds that (i) “re-set” interest rates not less frequently than quarterly, (ii) are entitled to the benefit of a remarketing arrangement with an established broker dealer and

(iii) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by any bank meeting the qualifications specified in clause (3) above; and

(15)    any investment company, money market, enhanced high yield, pooled or other investment fund investing 90% or more of its assets in instruments of the types specified in the clauses above.

In the case of Investments by any Foreign Subsidiary, Cash Equivalents shall also include (a) investments of the type and maturity described in the clauses above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in the clauses above and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes under the Indenture regardless of the treatment of such items under GAAP.

“Cash Management Obligations” means (1) obligations in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements, electronic fund transfer, treasury services and cash management services, including controlled disbursement services, working capital lines, lines of credit, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services, or other cash management arrangements or any automated clearing house arrangements, (2) other obligations in respect of netting or setting off arrangements, credit, debit or purchase card programs, stored value card and similar arrangements and (3) obligations in respect of any other services related, ancillary or complementary to the foregoing (including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds).

“Casualty Event” means any event that gives rise to the receipt by the Issuer or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, assets or real property (including any improvements thereon) to replace or repair such equipment, assets or real property.

“Change of Control” means:

(1)    the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer;

(2)    the approval by the holders of Capital Stock of the Issuer of any plan or proposal for the liquidation or dissolution of the Issuer (whether or not otherwise in compliance with the provisions of the Indenture); or

(3)    the sale or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person (other than the Issuer or any of its Subsidiaries) and any “person” (as defined in clause (1) above) is or becomes the “beneficial owner” (as so defined) of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) a Person will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees, including amortization or write-off of (i) intangible assets and non-cash organization costs, (ii) deferred financing and debt issuance fees, costs and expenses, (iii) capitalized expenditures (including Capitalized Software Expenditures), customer acquisition costs and incentive payments, media development costs, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities and (iv) capitalized fees related to any Qualified Securitization Financing or Receivables Facility, of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP and any write down of assets or asset value carried on the balance sheet.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)	increased (without duplication) by:

(a)

Fixed Charges of such Person for such period (including (w) non-cash rent expense, (x) net losses or any obligations on any Hedging Obligations or other derivative instruments, (y) bank, letter of credit and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of “Consolidated Interest Expense” and any non-cash interest expense), to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(b)

(x) provision for taxes based on income, profits, revenue or capital, including federal, foreign, state, provincial, territorial, local, unitary, excise, property, franchise, value added and similar taxes and withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and similar taxes of such Person paid or accrued during such period (including in respect of repatriated funds), (y) [reserved], and (z) the net tax expense associated with any adjustments made pursuant to the definition of “Consolidated Net Income” in each case, to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(c)	Consolidated Depreciation and Amortization Expense of such Person for such period to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(d)

any fees, costs, expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any actual, proposed or contemplated Equity Offering, Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful and including any such transaction consummated prior to the Issue Date), including (i) such fees, expenses or charges (including rating agency fees, consulting fees and other related expenses and/or letter of credit or similar fees) related to the offering or incurrence of, or ongoing administration, of the Notes, any Credit Facility and any Securitization Fees, and (ii) any amendment, waiver or other modification of the Notes, Receivables Facilities, Securitization Facilities, any Credit Facility, any Securitization Fees, any other Indebtedness or any Equity Offering, in each case, whether or not consummated, to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(e)

(i) the amount of any restructuring charge, accrual, reserve (and adjustments to existing reserves) or expense, integration cost, inventory optimization programs, other business optimization expense or cost (including charges directly related to the implementation of cost-savings initiatives and tax restructurings) or project start-up costs that is deducted (and not added back) in such period in computing Consolidated Net Income, including any costs incurred in connection with acquisitions or divestitures after the Issue Date, any severance, retention, signing bonuses, relocation, recruiting and other employee related costs, costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities), costs related to entry into new markets and new product introductions (including labor costs, scrap costs and lower absorption of costs, including due to decreased productivity and greater inefficiencies), systems development and establishment costs, operational and reporting systems, technology initiatives, contract termination costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities (including severance, rent termination, moving and legal costs) and to exiting lines of business and consulting fees incurred with any of the foregoing and (ii) fees, costs and expenses associated with acquisition related litigation and settlements thereof; plus

(f)

any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including (i) non-cash losses on the sale of assets and any write-offs or write-downs, deferred revenue or impairment charges, (ii) impairment charges, amortization (or write-offs) of financing costs (including debt discount, debt issuance costs and commissions and other fees associated with Indebtedness, including the Notes) of such Person and its Subsidiaries and/or (iii) the impact of acquisition method accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities in connection with any Investment, deferred revenue or any effects of adjustments resulting from the application of purchase accounting, purchase price accounting (including any step-up in inventory and loss of profit on the acquired inventory) (provided that if any such non-cash charge, write-down, expense, loss or item represents an accrual or reserve for potential cash items in any future period, (A) the Issuer may elect not to add back such non-cash charge, expense or loss in the current period and (B) to the extent the Issuer elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA when paid), or other items classified by the Issuer as special items less other non-cash items of income increasing Consolidated Net Income (excluding any amortization of a prepaid cash item that was paid in a prior period or such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(g)

the amount of pro forma “run rate” cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings and any savings expected to result from the elimination of a public target’s Public Company Costs), operating expense reductions, other operating improvements and initiatives and synergies (it is understood and agreed that “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period form such actions) projected by the Issuer in good faith to be reasonably anticipated to be realizable or a plan for realization shall have been established within 24 months of the date thereof (including from any actions taken in whole or in part prior to such date), which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings and any savings expected to result from the elimination of a public target’s Public Company Costs), operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period, net of the amount of actual benefits realized prior to or during such period from such actions; provided that such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Issuer); plus

(h)

any costs or expenses incurred by the Issuer or a Subsidiary pursuant to, or in connection with, any management equity plan, stock option plan, phantom equity plan, profits interests or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), any pension plan, employment, termination or severance agreement, or any stock subscription or equityholder agreement, and any costs or expenses in connection with the roll-over, acceleration or payout of Capital Stock held by directors, officers, managers and/or employees (or any Immediate Family Member thereof) of such Person or any of its Subsidiaries, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Capital Stock (other than Disqualified Stock) of the Issuer; plus

(i)

cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(j)	any net loss included in the Consolidated Net Income attributable to non-controlling or minority interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

(k)

the amount of any non-controlling or minority interest expense consisting of Subsidiary income attributable to non-controlling or minority equity interests of third parties in any non-wholly owned Subsidiary; plus

(l)	unrealized or realized foreign exchange losses resulting from the impact of foreign currency changes; plus

(m)

with respect to any joint venture, an amount equal to the proportion of those items described in clauses (b) and (c) above relating to such joint venture corresponding to the Issuer’s and its Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Subsidiary) to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(n)

the amount of any costs or expenses relating to payments made to stock appreciation or similar rights, stock option, restricted stock, phantom equity, profits interests or other interests or rights holders of the Issuer or any of its Subsidiaries in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its Subsidiaries, which payments are being made to compensate such holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(o)	earn-out obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period; and

(2)    decreased (without duplication) by non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period (other than non-cash gains relating to the application of Accounting Standards Codification Topic 840 – Leases).

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)    consolidated interest expense of such Person and its Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in mark-to-market valuation of any Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (i) Securitization Fees, (ii) penalties and interest relating to taxes, (iii) annual agency or similar fees paid to the administrative agents, collateral agents and other agents under any Credit Facility, (iv) any additional interest or liquidated damages owing pursuant to any registration rights obligations, (v) costs associated with obtaining Hedging Obligations, (vi) accretion or accrual of discounted liabilities other than Indebtedness, (vii) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting in connection with any acquisition, (viii) amortization, expensing or write-off of deferred financing fees, amendment and consent fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, fees and expenses, discounted liabilities, original issue discount and any other amounts of non-cash interest and, adjusted to the extent included, to exclude any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program, (ix) any expensing of bridge, arrangement, structuring, commitment, agency, consent and other financing fees and any other fees related to any acquisitions after the Issue Date, (x) any accretion of accrued interest on discounted liabilities and any prepayment, make-whole or breakage premium, penalty or cost, (xi) interest expense with respect to Indebtedness of any direct or indirect parent of such Person resulting from push-down accounting) and (xii) any lease, rental or other expense in connection with a Non-Financing Lease Obligations; plus

(2)    consolidated capitalized interest of such Person and its Subsidiaries for such period, whether paid or accrued; less

(3)    interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, however, that there will not be included in such Consolidated Net Income:

(1)    any net income (loss) of any Person if such Person is not a Subsidiary (including any net income (loss) from investments recorded in such Person under the equity method of accounting), except that the Issuer’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or to the extent converted into cash or Cash Equivalents) or that (as determined by the Issuer in its reasonable discretion) could have been distributed by such Person during such period to the Issuer or a Subsidiary as a dividend or other distribution or return on investment;

(2)    [reserved];

(3)    any gain (or loss) (a) in respect of facilities no longer used or useful in the conduct of the business of the Issuer or its Subsidiaries, abandoned, closed, disposed or discontinued operations, (b) on disposal, abandonment or discontinuance of disposed, abandoned, closed or discontinued operations, and (c) attributable to asset dispositions, abandonments, sales or other dispositions of any asset (including pursuant to any Sale and Leaseback Transaction) other than in the ordinary course of business;

(4)    (a) any extraordinary, exceptional, unusual, or nonrecurring loss, charge or expense, Permitted Change of Control Costs, restructuring and duplicative running costs, restructuring charges or reserves (whether or not classified as restructuring expense on the consolidated financial statements), relocation costs, start-up or initial costs for any project or new production line, division or new line of business, integration and facilities’ or bases’ opening costs, facility consolidation and closing costs, severance costs and expenses, one-time charges (including compensation charges), payments made pursuant to the terms of change in control agreements that the Issuer or a Subsidiary had entered into with employees of the Issuer or a Subsidiary, costs relating to pre-opening, opening and conversion costs for facilities, losses, costs or cost inefficiencies related to facility or property disruptions or shutdowns, signing, retention and completion bonuses (including management bonus pools), recruiting costs, costs incurred in connection with any strategic or cost savings initiatives, transition costs, contract terminations, litigation and arbitration fees, costs and charges, expenses in connection with one-time rate changes, costs incurred with acquisitions, investments and dispositions (including travel and out-of-pocket costs, human resources costs (including relocation bonuses), litigation and arbitration costs, charges, fees and expenses (including settlements), management transition costs, advertising costs, losses associated with temporary decreases in work volume and expenses related to maintain underutilized personnel) and non-recurring product and intellectual property development, other business optimization expenses or reserves (including costs and expenses relating to business optimization programs and new systems design and costs or reserves associated with improvements to IT and accounting functions), retention charges (including charges or expenses in respect of incentive plans), system establishment costs and implementation costs) and operating expenses attributable to the implementation of strategic or cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments) and professional, legal, accounting, consulting and other service fees incurred with any of the foregoing and (b) any charge, expense, cost, accrual or reserve of any kind associated with acquisition related litigation and settlements thereof;

(5)    (a) at the election of the Issuer with respect to any quarterly period, the cumulative effect of a change in law, regulation or accounting principles and changes as a result of the adoption or modification of accounting policies, (b) subject to the last paragraph of the definition of “GAAP,” the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period (including any impact resulting from an election by the Issuer to apply IFRS or other Accounting Changes) and (c) any costs, charges, losses, fees or expenses in connection with the implementation or tracking of such changes or modifications specified in the foregoing clauses (a) and (b);

(6)    (a) any equity-based or non-cash compensation or similar charge, cost or expense or reduction of revenue, including any such charge, cost, expense or reduction arising from any grant of stock, stock appreciation or similar rights, stock options, restricted stock, phantom equity, profits interests or other interests, or other rights or equity- or equity based incentive programs (“equity incentives”), any income (loss) associated with the equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements of the Issuer or Subsidiary and any positive investment income with respect to funded deferred compensation account balances), roll-over, acceleration or payout of Capital Stock by employees, directors, officers, managers, contractors, consultants, advisors or business partners (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer or Subsidiary, and any cash awards granted to employees of the Issuer and its Subsidiaries in replacement for forfeited awards, (b) any non-cash losses realized in such period in connection with adjustments to any employee benefit plan due to changes in estimates, actuarial assumptions, valuations, studies or judgments or non-cash compensation expense resulting from the application of Accounting Standards Codification Topic 718, Compensation — Stock Compensation and (c) any net pension or post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, amortization of such amounts arising in prior periods, amortization of the unrecognized obligation (and loss or cost) existing at the date of initial application of Statement of Financial Accounting Standards No. 87, 106 and 112, and any other item of a similar nature;

(7)    any income (loss) from the extinguishment, conversion or cancellation of Indebtedness, Hedging Obligations or other derivative instruments (including deferred financing costs written off, premiums paid or other expenses incurred);

(8)    any unrealized or realized gains or losses in respect of any Hedging Obligations or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions;

(9)    any fees, losses, costs, expenses or charges incurred during such period (including any transaction, retention bonus or similar payment), or any amortization thereof for such period, in connection with (a) any acquisition, recapitalization, Investment, disposition, issuance or repayment of Indebtedness (including such fees, expense or charges related to the offering, issuance and rating of the Notes, other securities and any Credit Facilities), issuance of Capital Stock, refinancing transaction or amendment or modification of any debt instrument (including the issuance of the Notes, any amendment or other modification of the Notes, other securities and any Credit Facilities), in each case, including any such transaction consummated prior to, on or after the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with Accounting Standards Codification Topic 805 – Business Combinations and any adjustments resulting from the application of Accounting Standards Codification Topic 460 – Guarantees or any related pronouncements) and (b) complying with the requirements under, or making elections permitted by, the documentation governing any Indebtedness;

(10)    any unrealized or realized gain or loss resulting in such period from currency translation increases or decreases or transaction gains or losses, including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency risk), intercompany balances, other balance sheet items, Hedging Obligations or other obligations of the Issuer or any Subsidiary owing to the Issuer or any Subsidiary and any other realized or unrealized foreign exchange gains or losses relating to the translation of assets and liabilities denominated in foreign currencies;

(11)    any unrealized or realized income (loss) or non-cash expense attributable to movement in mark-to-market valuation of foreign currencies, Indebtedness or derivative instruments pursuant to GAAP;

(12)    effects of adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP and related pronouncements, including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, loans, leases, goodwill, intangible assets, in-process research and development, deferred revenue (including deferred costs related thereto and deferred rent) and debt line items thereof, resulting from the application of acquisition method accounting, recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition (by merger, consolidation, amalgamation or otherwise), joint venture investment or other Investment or the amortization or write-off or write-down of any amounts thereof;

(13)    any impairment charge, write-off or write-down, including impairment charges, write-offs or write-downs related to intangible assets, long-lived assets, goodwill, investments in debt or equity securities (including any losses with respect to the foregoing in bankruptcy, insolvency or similar proceedings) and investments recorded using the equity method or as a result of a change in law or regulation and the amortization of intangibles arising pursuant to GAAP;

(14)    (a) accruals and reserves (including contingent liabilities) that are established or adjusted within eighteen months after the closing of any acquisition or disposition that are so required to be established or adjusted as a result of such acquisition or disposition in accordance with GAAP, or changes as a result of adoption or modification of accounting policies and (b) earn-out, non-compete and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments;

(15)    any income (loss) related to any realized or unrealized gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment (including embedded derivatives in customer contracts), and the application of Accounting Standards Codification Topic 815 – Derivatives and Hedging and its related pronouncements or mark to market movement of other financial instruments pursuant to Accounting Standards Codification Topic 825 – Financial Instruments, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP;

(16)    [reserved];

(17)    the amount of (x) Board of Director (or equivalent thereof) fees, management, monitoring, consulting, refinancing, transaction, advisory and other fees (including exit and termination fees) and indemnities, costs and expenses paid or accrued in such period to (or on behalf of) any member of the Board of Directors (or the equivalent thereof) of the Issuer, any of its Subsidiaries and (y) payments made to option holders of the Issuer in connection with, or as a result of, any distribution being made to equityholders of such Person, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity;

(18)    the amount of loss or discount on sale of Securitization Assets, Receivables Assets and related assets in connection with a Qualified Securitization Financing or Receivables Facility; and

(19)    (i) payments to third parties in respect of research and development, including amounts paid upon signing, success, completion and other milestones and other progress payments, to the extent expensed and (ii) effects of adjustments to accruals and reserves during a period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates).

In addition, to the extent not already excluded (or included, as applicable) from the Consolidated Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall be increased by the amount of: (i) any expenses, charges or losses that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed and only to the extent that such amount is in fact reimbursed within 365 days of the date of such evidence (net of any amount so added back in a prior period to the extent not so reimbursed within the applicable 365-day period) and (ii) to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such evidence (net of any amount so added back in a prior period to the extent not so reimbursed within the applicable 365-day period), expenses, charges or losses with respect to liability or Casualty Events or business interruption.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) the sum of (a) Consolidated Total Indebtedness secured by a Lien on the assets of the Issuer or its Subsidiaries as of such date, net of cash and Cash Equivalents of the Issuer and its Subsidiaries, and (b) without duplication, the Reserved Indebtedness Amount secured by a Lien as of such date to (y) LTM EBITDA.

Notwithstanding anything to the contrary herein, in the event an item of Indebtedness (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on a ratio basket based on the Consolidated Secured Leverage Ratio, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to amounts being utilized under any other basket (other than a ratio basket based on the Consolidated Secured Leverage Ratio) on the same date. Each item of Indebtedness that is incurred or issued, each Lien incurred and each other transaction undertaken will be deemed to have been incurred, issued or taken first, to the extent available, pursuant to the relevant Consolidated Secured Leverage Ratio test.

Notwithstanding anything to the contrary herein, in the event an item of Indebtedness (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on a ratio basket based on a Consolidated Secured Leverage Ratio, such ratio(s) shall be calculated without regard to the incurrence of any Indebtedness under any revolving facility or letter of credit facility (1) immediately prior to or in connection therewith or (2) used to finance working capital needs of the Issuer and its Subsidiaries.

For purposes of making the computation referred to above, any Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, and disposed operations that have been made by the Issuer or any of its Subsidiaries, prior to such determination date (the “reference period”) or subsequent to the reference period and on or prior to or simultaneously with the reference period but prior to or simultaneously with the event for which the calculation of the Consolidated Secured Leverage Ratio is made (the “Calculation Date”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, and disposed operations (and the change in any associated change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the reference period. If since the beginning of such period any Person that subsequently became a Subsidiary or was merged or amalgamated with or into the Issuer or any of its Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, or disposed operation that would have required adjustment pursuant to this definition, then the Consolidated Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or disposed operation had occurred at the beginning of the reference period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings, operating expenses reductions and synergies resulting from such transactions which is being given pro forma effect). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire reference period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed with a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the reference period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Issuer may designate.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to (a) the aggregate principal amount of outstanding Indebtedness for borrowed money (excluding Indebtedness with respect to Cash Management Obligations and intercompany Indebtedness), plus (b) the aggregate principal amount of Capitalized Lease Obligations, Purchase Money Obligations and unreimbursed drawings under letters of credit of the Issuer and its Subsidiaries outstanding on such date (provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Indebtedness until five Business

Days after such amount is drawn), with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Consolidated Secured Leverage Ratio.” For the avoidance of doubt, Consolidated Total Indebtedness shall exclude Indebtedness in respect of any Receivables Facility or Securitization Facility.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any Non-Financing Lease Obligation, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)    to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other companies.

“Convertible Notes” means the Issuer’s 0.25% convertible senior notes due 2023.

“Credit Facility” means, with respect to the Issuer or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including any term loan, revolving credit, line of credit or similar agreement, commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under one or more credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)    matures or is mandatorily redeemable (other than as a result of a change of control, fundamental change or asset sale) for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2)    is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise subject to mandatory redemption or repurchase (other than as a result of a change of control, fundamental change or asset sale) for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the applicable series of Notes or (b) the date on which there are no Notes of such series outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, however, that if such Capital Stock is issued to any future, current or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries, or any other entity in which the Issuer or a Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors (or the compensation committee thereof) or any other plan for the benefit of current, former or future employees (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer or its Subsidiaries or by any such plan to such employees (or their respective Controlled Investment Affiliates or Immediate Family Members), such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollars” or “$” means the lawful currency of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Equity Offering” means (i) a sale of Capital Stock (other than through the issuance of Disqualified Stock) other than (a) offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions and (b) issuances of Capital Stock to any Subsidiary of the Issuer or (ii) a cash equity contribution to the Issuer.

“euro” means the single currency of participating member states of the economic and monetary union as contemplated in the Treaty on European Union.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“fair market value” may be conclusively established by means of an Officer’s Certificate or resolutions of the Board of Directors setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“Fixed Charges” means, with respect to any Person for any period, the sum of (without duplication):

(1)    Consolidated Interest Expense of such Person for such period;

(2)    all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Subsidiary of such Person during such period; and

(3)    all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person during such period.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States of America or any state thereof, or the District of Columbia, or any Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in the Indenture shall be construed, and all computations of amounts and ratios referred to in the Indenture shall be made (a) without giving effect to any election under Accounting Standards Codification Topic 825 – Financial Instruments, or any successor thereto or comparable accounting principle (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Issuer or any Subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations. At any time after the Issue Date, the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

If there occurs a change in IFRS or GAAP, as the case may be, and such change would cause a change in the method of calculation of any standards, terms or measures used in the Indenture (an “Accounting Change”), then the Issuer may elect that such standards, terms or measures shall be calculated as if such Accounting Change had not occurred.

“Guarantee” means, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)    entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include (x) endorsements for collection or deposit in the ordinary course of business or consistent with past practice and (y) standard contractual indemnities or product warranties provided in the ordinary course of business, and provided, further, that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Subsidiary that Guarantees the Notes, until such Note Guarantee is released in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder” means each Person in whose name the Notes are registered on the registrar’s books, which shall initially be the nominee of DTC.

“IFRS” means the international financial reporting standards as issued by the International Accounting Standards Board as in effect from time to time.

“Immaterial Subsidiary” means, at any date of determination, each Domestic Subsidiary of the Issuer that (i) has not guaranteed any syndicated Credit Facility or other capital markets debt securities of the Issuer and (ii) has assets and revenues of less than 7.5% of the Issuer’s consolidated assets or revenues, as the case may be, and, together with all other Immaterial Subsidiaries (as determined in accordance with GAAP), has assets and revenues of less than 10.0% of the Issuer’s consolidated assets or revenues, as the case may be, in each case, measured at the end of the most recent fiscal period for which consolidated financial statements are available (which may be internal consolidated financial statements) and revenues on a pro forma basis giving effect to any acquisitions or dispositions of companies, division or lines of business since such balance sheet date or the start of such four quarter period, as applicable, and on or prior to the date of acquisition of such Subsidiary; provided that, solely for purposes of this definition, “assets” shall be deemed to exclude goodwill and other intangible assets.

“Immediate Family Members” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships, the estate of such individual and such other individuals above) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary and the terms “incurred” and “incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)    the principal of indebtedness of such Person for borrowed money;

(2)    the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)    all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of incurrence);

(4)    the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables or similar obligations, including accrued expenses owed, to a trade creditor), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(5)    Capitalized Lease Obligations of such Person;

(6)    the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)    the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Issuer) and (b) the amount of such Indebtedness of such other Persons;

(8)    Guarantees by such Person of the principal component of Indebtedness of the type referred to in clauses (1), (2), (3), (4), (5) and (9) of other Persons to the extent Guaranteed by such Person; and

(9)    to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement);

with respect to clauses (1), (2), (3), (4) and (5) above, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness. Indebtedness shall be calculated without giving effect to the effects of Accounting Standards Codification Topic 815 – Derivatives and Hedging and related pronouncements to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)    Contingent Obligations incurred in the ordinary course of business or consistent with past practice, other than Guarantees or other assumptions of Indebtedness;

(ii)    Cash Management Obligations;

(iii)    any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date, Non-Financing Lease Obligations or any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice;

(iv)    obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) incurred prior to the Issue Date or in the ordinary course of business or consistent with past practice;

(v)    in connection with the purchase by the Issuer or any Subsidiary of any business, any deferred or prepaid revenue, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(vi)    for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes;

(vii)    obligations under or in respect of Qualified Securitization Financing or Receivables Facilities;

(viii)    [reserved];

(ix)    Capital Stock (other than in the case of clause (6) above, Disqualified Stock); or

(x)    amounts owed to dissenting stockholders (including in connection with, or as a result of, exercise of dissenters’ or appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with the covenant described under “— Merger and consolidation.”

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of advances, loans or other extensions of credit (excluding (i) accounts receivable, trade credit, advances or extensions of credit to customers, suppliers, future, present or former directors, officers, employees, managers, contractors, consultants or advisors (or their respective Controlled Investment Affiliates or Immediate Family Members) of any Person in the ordinary course of business or consistent with past practice, (ii) any debt or extension of credit represented by a bank deposit other than a time deposit, (iii) intercompany advances arising from cash management, tax and accounting operations and (iv) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others)), or the incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business or consistent with past practice will not be deemed to be an Investment.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash and Cash Equivalents by the Issuer or a Subsidiary in respect of such Investment to the extent such amounts do not increase any other baskets under the Indenture.

“Investment Grade Status” shall occur when the Notes of a series receive either of the following:

(1)    a rating of “BBB-” or higher from S&P; or

(2)    a rating of “Baa3” or higher from Moody’s;

or the equivalent of such rating by such rating organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Issue Date” means March 9, 2021.

“LCT Election” has the meaning set forth in the covenant described under “— Certain covenants — Financial calculations for limited condition transactions and otherwise.”

“LCT Test Date” has the meaning set forth in the covenant described under “— Certain covenants — Financial calculations for limited condition transactions and otherwise.”

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, hypothecation or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided that in no event shall Non-Financing Lease Obligations be deemed to constitute a Lien.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control), whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (3) any asset sale or disposition and (4) a “Permitted Change of Control.”

“LTM EBITDA” means Consolidated EBITDA of the Issuer measured for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements are available (which may be internal financial statements), in each case with such pro forma adjustments giving effect to such Indebtedness, acquisition or Investment, as applicable, since the start of such four quarter period and as are consistent with the pro forma adjustments set forth in the definition of “Consolidated Secured Leverage Ratio.”

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.

“Non-Guarantor” means any Subsidiary of the Issuer that is not a Guarantor.

“Note Documents” means the Notes (including Additional Notes), the Note Guarantees and the Indenture.

“Obligations” means any principal, interest (including Post-Petition Interest and fees accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer or any Guarantor whether or not a claim for Post-Petition Interest or fees is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, any Managing Director, the Secretary or any Assistant Secretary, the most senior financial officer from time to time, or any equivalent, (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of the Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Issuer or its Subsidiaries.

“Permitted Change of Control” means any Change of Control that does not constitute a Change of Control Triggering Event.

“Permitted Change of Control Costs” means all fees, costs and expenses incurred or payable by the Issuer or any of its Subsidiaries in connection with a Permitted Change of Control.

“Permitted Liens” means, with respect to any Person:

(1)    Liens on assets or property of a Subsidiary that is not a Guarantor securing Indebtedness and other Obligations of any Subsidiary that is not a Guarantor;

(2)    pledges, deposits or Liens (a) in connection with workmen’s compensation laws, payroll taxes, unemployment insurance laws, employers’ health tax and other social security laws or similar legislation or other insurance related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), (b) securing liability, reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments) for the benefit of insurance carriers under insurance or self-insurance arrangements or otherwise supporting the payments of items set forth in the foregoing clause (a), or (c) in connection with bids, tenders, completion guarantees, contracts, leases, utilities, licenses, public or statutory obligations, or to secure the performance of bids, trade contracts, government contracts and leases, statutory obligations, surety, stay, indemnity, warranty, release, judgment, customs, appeal, performance bonds, guarantees of government contracts, return of money bonds, bankers’ acceptance facilities and obligations of a similar nature (including those to secure health, safety and environmental obligations), and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case incurred in the ordinary course of business or consistent with past practice;

(3)    Liens with respect to outstanding motor vehicle fines and Liens imposed by law or regulation, including carriers’, warehousemen’s, mechanics’, landlords’, suppliers’, materialmen’s, repairmen’s, architects’, construction contractors’ or other similar Liens arising in the ordinary course of business;

(4)    Liens for taxes, assessments or other governmental charges that are not overdue for a period of more than 60 days or not yet payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP (or other applicable accounting principles) have been made in respect thereof, or for property taxes on property of the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax is to such property;

(5)    encumbrances, charges, ground leases, easements (including reciprocal easement agreements), survey exceptions, restrictions, encroachments, protrusions, by-law, regulation, zoning restrictions or reservations of, or rights of others for, licenses, rights of way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties, exceptions on title policies insuring Liens granted on any mortgaged properties or any other collateral or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, including servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other similar agreements, charges or encumbrances, which do not in the aggregate materially interfere with the ordinary course conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

(6)    Liens (a) securing Hedging Obligations, Cash Management Obligations and the costs thereof; (b) that are rights of set-off, rights of pledge or other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business or consistent with past practice, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any Subsidiary or consistent with past practice or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any Subsidiary in the ordinary course of business or consistent with past practice; (c) on cash accounts with financial institutions; (d) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with past practice and not for speculative purposes; and (e) (i) of a collection bank arising under Section 4-210 of the UCC or any comparable or successor provision on items in the course of collection and (ii) in favor of a banking or other financial institution or electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms and conditions of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not secure any Indebtedness;

(7)    leases, licenses, subleases and sublicenses of assets (including real property, intellectual property, software and other technology rights), in each case entered into in the ordinary course of business, consistent with past practice or, with respect to intellectual property, software and other technology rights, that are not material to the conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

(8)    Liens securing or otherwise arising out of judgments, decrees, attachments, orders or awards not giving rise to an Event of Default under clause (6) under “— Events of default”;

(9)    Liens (a) securing Capitalized Lease Obligations, or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing Indebtedness or other Obligations incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that any such Liens may not extend to any assets or property of the Issuer or any Subsidiary other than assets and property affixed or appurtenant thereto and accessions, additions, improvements, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (iii) the proceeds and products thereof and (b) any interest or title of a lessor, sublessor, franchisor, licensor or sublicensor or secured by a lessor’s, sublessor’s, franchisor’s, licensor’s or sublicensor’s interest under any Capitalized Lease Obligations or Non-Financing Lease Obligations;

(10)    Liens arising from UCC financing statements, including precautionary financing statements (or similar filings) regarding operating leases or consignments entered into by the Issuer and its Subsidiaries;

(11)    Liens existing on the Issue Date;

(12)    Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Subsidiary (or at the time the Issuer or a Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, amalgamation, consolidation or other business combination transaction with or into the Issuer or any Subsidiary); provided, however, that such Liens are not created in anticipation of such other Person becoming a Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (iii) the proceeds and products thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the Obligations relating to any Indebtedness or other obligations to which such Liens relate;

(13)    Liens securing Obligations relating to any Indebtedness or other obligations of the Issuer or a Subsidiary owing to the Issuer or another Subsidiary, or Liens in favor of the Issuer or any Subsidiary or the Trustee;

(14)    Liens securing Indebtedness incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under the Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (iii) the proceeds and products thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Obligations relating to the Indebtedness or other obligations being refinanced or is in respect of property or assets that is or could be the security for or subject to a Permitted Lien hereunder;

(15)    (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Issuer or any Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(16)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(17)    Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(18)    Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business or consistent with past practice;

(19)    Liens securing Indebtedness and other Obligations in respect of (a) Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $750.0 million and (b) obligations of the Issuer or any Subsidiary in respect of any Cash Management Obligation or Hedging Obligation provided by any lender party to any Credit Facility or Affiliate of such lender (or any Person that was a lender or an Affiliate of a lender at the time the applicable agreements in respect of such Cash Management Obligation or Hedging Obligation were entered into);

(20)    Liens securing Acquired Indebtedness; provided that such Liens shall only be permitted if such Liens are limited to all or part of the same property or assets, including Capital Stock (plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (iii) the proceeds and products thereof) acquired, or of any Person acquired or merged, consolidated or amalgamated with or into the Issuer or any Subsidiary, in any transaction to which such Indebtedness or other Obligation relates;

(21)    Liens securing Indebtedness and other Obligations of any Non-Guarantor covering only assets of such Subsidiary or any other Non-Guarantor;

(22)    [reserved];

(23)    Liens deemed to exist in connection with Investments permitted under clause (4) of the definition of “Cash Equivalents”;

(24)    Liens on (i) goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Issuer or any Subsidiary or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments and (ii) specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(25)    Liens on vehicles or equipment of the Issuer or any Subsidiary in the ordinary course of business or consistent with past practice;

(26)    Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by the Indenture;

(27)    (a) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto, and (b) Liens, pledges, deposits made or other security provided to secure liabilities to, or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of), insurance carriers in the ordinary course of business or consistent with past practice;

(28)    Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted under the Indenture;

(29)    Liens (i) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted under the Indenture to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment (including any letter of intent or purchase agreement with respect to such Investment), and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in an asset sale, in each case, solely to the extent such Investment or sale, transfer, lease or other disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(30)    Liens securing Indebtedness and other Obligations in an aggregate principal amount not to exceed the greater of (a) $50.0 million and (b) 30.0% of LTM EBITDA at the time incurred;

(31)    Liens securing Indebtedness; provided that with respect to liens securing Indebtedness permitted under this clause, at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 4.00 to 1.00;

(32)    Liens deemed to exist in connection with Investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(33)    Liens arising in connection with a Qualified Securitization Financing or a Receivables Facility;

(34)    [reserved];

(35)    rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any government, statutory or regulatory authority;

(36)    the rights reserved to or vested in any Person or government, statutory or regulatory authority by the terms of any lease, license, franchise, grant or permit held by the Issuer or any Subsidiary or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(37)    restrictive covenants affecting the use to which real property may be put and Liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided that such Liens or covenants do not interfere with the ordinary conduct of the business of the Issuer or any Subsidiary;

(38)    Liens on property, assets or Investments used to defease or to satisfy or discharge Indebtedness; provided such defeasance, satisfaction or discharge is not prohibited by the Indenture;

(39)    Liens relating to escrow arrangements securing Indebtedness, including (i) Liens on escrowed proceeds from the issuance of Indebtedness for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, arrangers, trustee or collateral agent thereof) and (ii) Liens on cash or Cash Equivalents set aside at the time of the incurrence of any Indebtedness, in either case to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance of such Indebtedness) and are held in an escrow account or similar arrangement to be applied for such purpose; and

(40)    Liens securing the Notes (other than any Additional Notes) and the related Guarantees.

In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Issuer in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with the Indenture and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified.

“Permitted Plan” means any employee benefits plan of the Issuer or any of its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or insolvency proceeding.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to enhanced accounting functions and investor relations, stockholder meetings and reports to stockholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, listing fees and other transaction costs, in each case to the extent arising solely by virtue of the listing of such Person’s equity securities on a national securities exchange or issuance of public debt securities.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, expansion, construction, installation, replacement, repair or improvement of property (real or personal), equipment or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets, or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Securitization Financing” means any Securitization Facility that meets the following conditions: (i) the Board of Directors shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and its Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Issuer or any Subsidiary to the Securitization Subsidiary or any other Person are made for fair consideration (as determined in good faith by the Issuer) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be fair and reasonable terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

“Rating Agencies” means S&P and Moody’s or, if no rating of S&P or Moody’s or both is publicly available, any one or more other Nationally Recognized Statistical Ratings Organizations, selected by the Issuer, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Ratings Decline Period” means the period that (i) begins on the earlier of (a) a Change of Control or (b) the first public notice of the intention by the Issuer or another party to effect a Change of Control and (ii) ends 60 days following the consummation of such Change of Control; provided, that such period will be extended so long as the rating of the Notes of the applicable series, as noted by the applicable rating agency, is under publicly announced consideration for a possible downgrade by any of the Rating Agencies.

“Ratings Event” means (a) a downgrade by one or more gradations (including gradations within ratings categories as well as between categories) or withdrawal of the rating of the Notes of a series, in each case within the Ratings Decline Period, by any of the Rating Agencies if the applicable Rating Agencies shall have put forth a public statement to the effect that such downgrade is attributable in whole or in part to the applicable Change of Control and (b) the Notes of such series do not have an Investment Grade Status (as reflected in clauses (1) and (2) of the definition thereof but without reference to the lead-in thereto) from any one of the Rating Agencies at such time.

“Receivables Assets” means (a) any accounts receivable owed to the Issuer or a Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement.

“Receivables Facility” means an arrangement between the Issuer or a Subsidiary and a commercial bank, an asset based lender or other financial institution or an Affiliate thereof pursuant to which (a) the Issuer or such Subsidiary, as applicable, sells (directly or indirectly) to such commercial bank, asset based lender or other financial institution (or such Affiliate) Receivables Assets and (b) the obligations of the Issuer or such Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the Issuer and such Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangements.

“refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in the Indenture shall have a correlative meaning.

“Reserved Indebtedness Amount” has the meaning set forth in the covenant described under “— Certain covenants — Financial calculations for limited condition transactions and otherwise.”

“S&P” means Standard & Poor’s Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Issuer or any of the Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Securitization Asset” means (a) any accounts receivable, mortgage receivables, loan receivables, royalty, franchise fee, license fee, patent or other revenue streams and other rights to payment or related assets and the proceeds thereof and (b) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with accounts or assets in connection with a securitization, factoring or receivable sale transaction.

“Securitization Facility” means any of one or more securitization, financing, factoring or sales transactions, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Issuer or any of the Subsidiaries sells, transfers, pledges or otherwise conveys any Securitization Assets (whether now existing or arising in the future) to a Securitization Subsidiary or any other Person.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or Receivables Asset or participation interest therein issued or sold in connection with, and other fees, expenses and charges (including commissions, yield, interest expense and fees and expenses of legal counsel) paid in connection with, any Qualified Securitization Financing or Receivables Facility.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets or Receivables Assets in a Qualified Securitization Financing or a Receivables Facility to repurchase or otherwise make payments with respect to Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Subsidiary of the Issuer in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings or Receivables Facilities and other activities reasonably related thereto or another Person formed for this purpose.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in clauses (1) or (2) of Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants, guarantees and indemnities entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Securitization Facility or Receivables Facility, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking or, in the case of a Receivables Facility, a non-credit related recourse accounts receivable factoring arrangement.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any person, any Indebtedness (whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(1)    any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof;

(2)    any partnership, joint venture, limited liability company or similar entity of which:

(a)

more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b)	such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity; or

(3)    at the election of the Issuer, any partnership, joint venture, limited liability company or similar entity of which such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“UCC” means the Uniform Commercial Code (or equivalent statute) as in effect from time to time in the State of New York; provided, however, that at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of a collateral agent’s security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the Issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following are the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion applies only to notes that are:

•

held by those initial investors who purchased such notes in this offering at the “issue price” (i.e., the first price at which a substantial amount of the notes is sold to the investors for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agencies or wholesalers); and

•	held as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe any state, local or non-U.S. tax consequences or any U.S. federal tax consequences other than income tax consequences (such as estate or gift tax consequences). This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances, including alternative minimum tax or Medicare contribution tax consequences, or tax consequences applicable to holders subject to special rules, such as:

•	banks or other financial institutions;

•	insurance companies;

•	dealers in securities;

•	persons holding notes as part of a “straddle,” integrated transaction or similar transaction;

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under Section 451(b) of the Code;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	U.S. expatriates;

•	tax-exempt entities.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships considering an investment in the notes and partners in such partnerships should consult their tax advisors as to their particular U.S. federal income tax consequences of holding and disposing of the notes. This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, of which changes to or different interpretations of any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly on a retroactive basis. Persons considering the purchase of notes should consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Potential contingent payment debt instrument treatment

Under certain circumstances, the Company may pay holders amounts in excess of the stated interest and principal payable on the notes or in advance of their scheduled payment dates. For instance, the Company would be required to offer to repurchase notes in the circumstances described under “Description of Notes — Change of control.” Although the issue is not free from doubt, the Company intends to take the position that the possibility of such contingencies does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. The Company’s position is binding on a holder that is subject to U.S. federal income taxation, but not binding on the Internal Revenue Service (“IRS”). If the IRS successfully takes a contrary position, U.S. Holders and Non-U.S. Holders (as defined below) subject to U.S. federal income tax would be required to treat any gain recognized on the sale or other disposition of the notes as ordinary income rather than as capital gain. Furthermore, U.S. Holders and Non-U.S. Holders subject to U.S. federal income tax would be required to accrue interest income on a constant-yield basis at an assumed yield determined at the time of issuance of the notes, with adjustments to such accruals when any contingent payments are made that differ from the payments calculated based on the assumed yield. U.S. Holders and Non-U.S. Holders subject to U.S. federal income tax should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Tax consequences to U.S. holders

As used herein, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust,(i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons (within the meaning of the code) have the authority to control all substantial decisions, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person (within the meaning of the Code).

Stated interest. Stated interest on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. It is expected, and therefore this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. If, however, the notes’ principal amount exceeds the issue price by a specified de minimis amount or more, as determined under applicable Treasury Regulations, a U.S. Holder, regardless of its method of accounting for U.S. federal income tax purposes, will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

Sale, exchange, redemption, retirement or other taxable disposition of the notes. Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on such disposition of the note and the U.S. Holder’s tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued stated interest. Amounts attributable to accrued stated interest are treated as interest as described under “— Stated interest” above. A U.S. Holder’s tax basis in a note generally is the cost paid for the note. Gain or loss recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of such disposition the note has been held for more than one year. Long term capital gains recognized by non-corporate U.S. Holders are subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.

Backup withholding and information reporting. Information returns generally will be filed with the IRS in connection with payments of interest on the notes and the proceeds from a sale, exchange, redemption, retirement or other disposition of the notes. A U.S. Holder will be subject to backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the applicable withholding agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax consequences to non-U.S. holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust, in each case, that is not a U.S. Holder.

“Non-U.S. Holder” does not include a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition of the notes. Such a holder should consult his or her own tax advisor regarding the U.S. federal income tax consequences of the ownership and disposition of the notes.

Payments on the notes. Subject to the discussions below concerning backup withholding and FATCA, payments of principal, interest and premium (if any) on the notes to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest,

•

the Non-U.S. Holder does not own, actually or constructively, 10 percent or more of stock of the Company possessing the total combined voting power of all classes of such stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership;

•	the interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States; and

•	the beneficial owner of the note certifies on a properly executed IRS Form W-8BEN or Form W8BEN-E, under penalties of perjury, that it is not a United States person.

If a Non-U.S. Holder cannot meet the above requirements, such Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% (or lower applicable treaty rate) on any payments of interest on the notes that are not effectively connected with the conduct of a United States trade or business. To claim a reduction in or exemption from such withholding under an applicable treaty, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E claiming such entitlement.

If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on a note is effectively connected with the conduct of this trade or business, unless an applicable income tax treaty provides otherwise, payments of interest to the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph and generally will be taxed in the same manner as payments of interest to a U.S. Holder (see “Tax Consequences to U.S. Holders” above), except that the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or other applicable form) in order to claim an exemption from the withholding tax discussed in the preceding paragraph. Non-U.S. Holders should consult their own tax advisors regarding whether an applicable income tax treaty provides for a different result and regarding other U.S. tax consequences of the ownership and disposition of notes, including for a corporate Non-U.S. Holder the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits, subject to adjustments.

Sale, exchange, redemption, retirement or other taxable disposition of notes. Subject to the discussions below concerning backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain recognized on a sale, exchange, redemption, retirement or other taxable disposition of notes (other than with respect to amounts attributable to accrued interest which will be subject to tax in the manner described above), unless the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States.

If a Non-U.S. Holder is engaged in a trade or business in the United States and gain recognized by the Non-U.S. Holder on a sale, exchange, redemption, retirement or other taxable disposition of notes is effectively connected with the conduct of such trade or business, the Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above), unless an applicable income tax treaty provides otherwise. Non-U.S. Holders whose gain from a disposition of a note may be effectively connected with the conduct of a trade or business in the United States should consult their own tax advisors with respect to the U.S.

tax consequences of the ownership and disposition of notes, including the possible imposition of an additional branch profits tax imposed at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits, subject to adjustments.

Backup withholding and information reporting. Information returns will be filed with the IRS in connection with payments of interest on the notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes (including a retirement or redemption) and the Non-U.S. Holder may be subject to backup withholding on payments of interest on the notes or on the proceeds from a sale or other disposition of the notes. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Provisions under Sections 1471-1474 of the Code, commonly referred to as “FATCA,” impose U.S. federal withholding of 30% on payments of interest on the notes to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities (whether such foreign financial institutions or other non-U.S. entities are beneficial owners or intermediaries) unless various U.S. information reporting, withholding and due diligence requirements (generally relating to ownership by U.S. persons of equity or debt interests in or accounts with those entities) have been satisfied, or an exemption applies. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld (in excess of its U.S. federal income tax liability) by filing a U.S. federal income tax return (which may entail significant administrative burden). Although existing FATCA regulations would also impose withholding on payments of gross proceeds from the sale or other disposition (including a retirement or redemption) of the notes, under proposed regulations (the preamble to which provides that taxpayers may rely on them pending finalization), no such withholding on gross proceeds would apply. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in the notes.

UNDERWRITING

J.P. Morgan Securities LLC is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriters	Principal Amount of 2029 Notes	Principal Amount of 2031 Notes
J.P. Morgan Securities LLC	$175,000,000	$175,000,000
Morgan Stanley & Co. LLC	175,000,000	175,000,000
BofA Securities, Inc.	75,000,000	75,000,000
Academy Securities, Inc.	25,000,000	25,000,000
Cabrera Capital Markets, LLC	25,000,000	25,000,000
Siebert Williams Shank & Co., LLC	25,000,000	25,000,000

Total	$500,000,000	$500,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have agreed that we will not offer, sell, contract to sell or otherwise dispose of any debt securities issued by us and having a maturity of more than one year from the date of issue, without the prior written consent of J.P. Morgan Securities LLC for a period of 60 days after the date of this prospectus supplement.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such prices less a concession not in excess of 0.375% of the principal amount of the 2029 notes and 0.250% of the principal amount of the 2031 notes. After the initial offering, the applicable public offering prices, concessions or any other term of the offering may be changed.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes and as a total in dollars):

Paid by us
Per 2029 note	1.250%
Per 2031 note	1.250%
Total	$12,500,000

The expenses of the offering, not including the underwriting discount, are estimated at $1,000,000 and are payable by us. We have also agreed to reimburse the underwriters for certain of their expenses.

New Issue of Notes

Each series of notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the certain of underwriters that they presently intend to make a market in the notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the applicable trading market for the notes or that an active public market for notes of any series will develop. If an active public trading market does not develop, the market price and liquidity of the notes of the applicable series may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may have the effect of preventing or retarding a decline in the market price of the notes or cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Additionally, some of the underwriters or their affiliates may be our customers or subscribe to certain of our services.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the

underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

This document:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors available under section 708 of the Corporations Act (“Exempt Investor”).

The notes may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the notes may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any notes may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the notes, you represent and warrant to us that you are an Exempt Investor.

As any offer of notes under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the notes you undertake to us that you will not, for a period of 12 months from the date of issue of the notes, offer, transfer, assign or otherwise alienate those notes to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

The underwriters have acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

A.

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

B.	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

A.	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i) (B) of the SFA;

B.	where no consideration is or will be given for the transfer;

C.	where the transfer is by operation of law;

D.	as specified in Section 276(7) of the SFA; or

E.	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notification under Section 309B(1)(c) of the SFA — The issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the

United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Bermuda

The notes are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The notes may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (each a “BVI Company”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

Notice to Prospective Investors in Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

Notice to Prospective Investors in the British Virgin Islands

The notes may be offered to persons located in the British Virgin Islands who are “qualified investors” for the purposes of Securities and Investment Business Act, 2010 (“SIBA”). Qualified investors include (i) certain entities which are regulated by the Financial Services Commission in the British Virgin Islands, including banks, insurance companies, licensees under SIBA and public, professional and private mutual funds; (ii) a company, any securities of which are listed on a recognized exchange; and (iii) persons defined as “professional investors” under SIBA, which is any person (a) whose ordinary business involves, whether for that person’s own account or the account of others, the acquisition or disposal of property of the same kind as the property, or a substantial part of the property of the Company; or (b) who has signed a declaration that he, whether individually or jointly with his spouse, has net worth in excess of US$1,000,000 and that he consents to being treated as a professional investor

LEGAL MATTERS

Cooley LLP is serving as our counsel in this offering. The underwriters have been represented by Latham & Watkins LLP. As of the date of this prospectus supplement, GC&H Investments, an entity comprised of partners and associates of Cooley LLP, beneficially owns 944 shares of our Class A common stock.

EXPERTS

The consolidated financial statements of Twilio Inc. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2020, contains an explanatory paragraph that states the Company acquired Segment.io (Segment) during fiscal 2020, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, Segment’s internal control over financial reporting associated with $253.6 million, or 3%, of the Company’s total assets and $23.0 million, or 1%, of total revenues included in the consolidated financial statements as of and for the year ended December 31, 2020. The audit of internal control over financial reporting of the Company also excluded an evaluation of internal control over financial reporting of Segment.

The report on the consolidated financial statements refers to the change in the method of accounting for leases on the adoption of Financial Accounting Standards Board’s Accounting Standards Codification (ASC) Topic 842, Leases, as of January  1, 2019.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the debt securities offered by this prospectus supplement. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings, including the complete registration statement of which this prospectus supplement is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.

These documents are also available, free of charge, through the Investors section of our website, which is located at investors.twilio.com/home. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of this offering (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 26, 2021, including the information that will be incorporated by reference therein upon the filing of our Definitive Proxy Statement on Schedule 14A to be filed with the SEC; and

•	Our Current Reports on Form 8-K, filed with the SEC on January 14, 2021, February 22, 2021 and March 1, 2021.

We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we may file or furnish with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement. The documents listed above or subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made pursuant to this prospectus supplement is in effect prior to the filing with the SEC of our Annual Report on Form 10-K covering such year shall cease to be incorporated by reference in this prospectus supplement from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any subsequently filed incorporated document modifies or supersedes such statement. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

This prospectus supplement is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us.

Documents incorporated by reference herein are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus supplement by writing to us at the following address or by calling us at the telephone number listed below:

Twilio Inc.

101 Spear Street, First Floor

San Francisco, California 94105

Attn: General Counsel

(415) 390-2337

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page hereof.

PROSPECTUS

Class A Common Stock

Preferred Stock

Senior Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, Class A common stock, preferred stock, senior debt securities, warrants and/or units. We may offer these securities separately or together in units. We will specify in the accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

In addition, certain selling securityholders to be identified in a prospectus supplement may use this prospectus from time to time to offer shares of Class A common stock. Specific terms of these securities will be provided in supplements to this prospectus.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A common stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “TWLO.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 4 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”), nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 29, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

You should rely only on the information contained, or incorporated by reference, in this prospectus and any accompanying prospectus supplement, and any free writing prospectus we authorize for use in connection with the applicable offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein or therein and any free writing prospectus we have authorized for use in connection with the applicable offering is accurate or complete only as of their respective dates, regardless of the time of delivery of this prospectus, the accompanying prospectus supplement and any authorized free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information in any accompanying prospectus supplement or incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. See “Incorporation of Certain Documents by Reference” in this prospectus.

This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Unless the context otherwise requires, the terms “Twilio,” “the company,” “we,” “us” and “our” in this prospectus refer to Twilio Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, and any free writing prospectus we authorize for use in connection with the applicable offering may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in “Risk Factors” “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made to reflect events or circumstances after the date of this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

THE COMPANY

We are the leader in the Cloud Communications Platform category. We enable developers to build, scale and operate real time communications within their software applications via our simple to use Application Programming Interfaces (“APIs”). The power, flexibility, and reliability offered by our software building blocks empowers companies of virtually every shape and size to build world class engagement into their customer experience.

Our platform consists of three layers: our Engagement Cloud, Programmable Communications Cloud and Super Network. Our Engagement Cloud software is designed to address specific use cases like account security and contact centers and is a set of APIs that handles the higher level communication logic needed for nearly every type of customer engagement. These APIs are focused on the business challenges that a developer is looking to address, allowing our customers to more quickly and easily build better ways to engage with their customers throughout their journey. Our Programmable Communications Cloud software is a set of APIs that enables developers to embed voice, messaging, video and email capabilities into their applications. The Programmable Communications Cloud is designed to support almost all the fundamental ways humans communicate, unlocking innovators to address just about any communication market. The Super Network is our software layer that allows our customers’ software to communicate with connected devices globally. It interconnects with communications networks and inbox service providers around the world and continually analyzes data to optimize the quality and cost of communications that flow through our platform. The Super Network also contains a set of APIs that gives our customers access to more foundational components of our platform, like phone numbers.

Twilio Inc. was incorporated in Delaware in March 2008. Our principal executive offices are located at 375 Beale Street, Suite 300, San Francisco, California 94105, and our telephone number is (415) 390-2337. Our website address is www.twilio.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in any prospectus supplement and in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019, (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019 and (iii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from sales of securities offered by any selling securityholders under this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes certain important terms of our capital stock, as they are currently in effect. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our amended and restated certificate of incorporation, amended and restated bylaws and amended and restated investors’ rights agreement and to the applicable provisions of Delaware law. Our authorized capital stock consists of 1,200,000,000 shares of capital stock, $0.001 par value per share, of which:

•	1,000,000,000 shares are designated as Class A common stock;

•	100,000,000 shares are designated as Class B common stock; and

•	100,000,000 shares are designated as preferred stock.

As of April 30, 2019, we had 110,265,143 shares of Class A common stock outstanding held by 95 stockholders of record, 16,001,547 shares of class B common stock outstanding held by 41 stockholders of record, and no shares of preferred stock outstanding. Our board of directors (the “board of directors”) is authorized, without stockholder approval except as required by the listing standards of the NYSE, to issue additional shares of capital stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A and Class B common stock are entitled to receive dividends out of funds legally available if the board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that the board of directors may determine.

Voting Rights

Holders of our Class A common stock are entitled to one vote for each share of Class A common stock held on all matters submitted to a vote of stockholders and holders of our Class B common stock are entitled to 10 votes for each share of Class B common stock held on all matters submitted to a vote of stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation and amended and restated bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms.

No Preemptive or Similar Rights

Our Class A and Class B common stock are not entitled to preemptive rights, and are not subject to conversion, redemption or sinking fund provisions, except for the conversion provisions with respect to the Class B common stock described below.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A and Class B common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Conversion

Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated certificate of incorporation, including transfers to family members, trusts solely for the benefit of the stockholder or their family members, and partnerships, corporations, and other entities exclusively owned by the stockholder or their family members. Once converted or transferred and converted into Class A common stock, the Class B common stock will not be reissued.

All the outstanding shares of Class A and Class B common stock will convert automatically into shares of a single class of common stock on the earlier of June 28, 2023 or the date the holders of two-thirds of our Class B common stock elect to convert the Class B common stock to Class A common stock. Following such conversion, each share of common stock will have one vote per share and the rights of the holders of all outstanding common stock will be identical. Once converted into a single class of common stock, the Class A and Class B common stock may not be reissued.

Preferred Stock

The board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. The board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. The board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Class A or Class B common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Twilio and might adversely affect the market price of Class A common stock and the voting and other rights of the holders of our Class A and Class B common stock. We have no current plan to issue any shares of preferred stock.

Registration Rights

Certain holders of our Class A common stock and Class B common stock are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are contained in our Amended and Restated Investors’ Rights Agreement (“IRA”), dated as of December 18, 2009, as most recently amended on April 24, 2015. The registration rights set forth in the IRA will expire on June 28, 2021, or, with respect to any particular stockholder, when such stockholder is able to sell all of its shares pursuant to Rule 144(b)(1)(i) of the Securities Act or holds one percent or less of our common stock and is able to sell all of its Registrable Securities, as defined in the IRA, pursuant to Rule 144 of the Securities Act during any 90-day period. We will pay the registration expenses (other than underwriting discounts, selling commissions and stock transfer taxes) of the holders of the shares registered pursuant to the registrations described below. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include.

Demand Registration Rights

Certain holders of Class A common stock and Class B common stock are entitled to certain demand registration rights. We are obligated to effect only two such registrations. Such request for registration must cover securities with anticipated aggregate proceeds to Twilio of at least $15,000,000. If we determine that it would be seriously detrimental to our stockholders to effect such a demand registration, we have the right to defer such registration, not more than once in any 12-month period, for a period of up to 90 days.

Piggyback Registration Rights

Certain holders of Class A common stock and Class B common stock are entitled to certain “piggyback” registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to (1) a demand registration, (2) a Form S-3 registration, (3) a registration related to a company stock plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act or (4) a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the public offering of our common stock or in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered, the holders of these shares are entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.

S-3 Registration Rights

Certain holders of Class A common stock and Class B common stock are entitled to certain Form S-3 registration rights and may make a written request that we register the offer and sale of their shares on a registration statement on Form S-3 if we are eligible to file a registration statement on Form S-3 so long as the request covers securities the anticipated aggregate public offering price of which, before payment of underwriting discounts and commissions, is at least $2,000,000. These stockholders may make an unlimited number of requests for registration on Form S-3; however, we will not be required to effect a registration on Form S-3 if we have effected two such registrations within the 12-month period preceding the date of the request. Additionally, if we determine that it would be seriously detrimental to our stockholders to effect such a registration, we have the right to defer such registration, not more than once in any 12-month period, for a period of up to 90 days.

Anti-Takeover Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of the company. They are also designed, in part, to encourage persons seeking to acquire control of Twilio to negotiate first with the board of directors. We believe that the benefits of increased protection of its potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire it because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	the transaction was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of Twilio.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of the company, as well as changes in the board of directors or management team, including the following:

Board of Directors Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws authorize only the board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the board of directors is permitted to be set only by a resolution adopted by a majority vote of the entire board of directors. These provisions prevent a stockholder from increasing the size of the board of directors and then gaining control of the board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the board of directors and will promote continuity of management.

Dual Class Common Stock. As described above in “—Common Stock—Voting Rights,” our amended and restated certificate of incorporation provides for a dual class common stock structure pursuant to which holders of our Class B common stock have the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of the outstanding Class A and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of the company or its assets. Current investors, executives and employees have the ability to exercise significant influence over those matters.

Classified Board.    Our amended and restated certificate of incorporation and amended and restated bylaws provide that the board of directors be classified into three classes of directors, each of which hold office for a three-year term. In addition, directors may only be removed from the board of directors for cause. The existence of a classified board could delay a potential acquiror from obtaining majority control of the board of directors, and the prospect of that delay might deter a potential acquiror.

Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with our amended and restated bylaws. Our amended and restated bylaws further provide that special meetings of stockholders may be called only by a majority of the board of directors, the chairman of the board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of Twilio.

No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Directors Removed Only for Cause. Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause.

Amendment of Charter Provisions. Any amendment of the above provisions in our amended and restated certificate of incorporation requires approval by holders of at least two-thirds of the then-outstanding capital stock.

Issuance of Undesignated Preferred Stock. The board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock would enable the board of directors to render more difficult or to discourage an attempt to obtain control of Twilio by means of a merger, tender offer, proxy contest or other means.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is c/o: Shareholder Services, 462 South 4th Street, Suite 1600, Louisville KY 40202.

Listing

Our Class A common stock is listed on the NYSE under the symbol “TWLO”.

DESCRIPTION OF SENIOR DEBT SECURITIES

We may issue senior debt securities, including senior convertible debt, in one or more series. While the terms we have summarized below will apply generally to any future senior debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any senior debt securities offered through that prospectus supplement or free writing prospectus. The terms of any senior debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We will evidence each series of senior debt securities we will issue by a senior indenture that we enter into with a trustee. We will indicate the name and address of the trustee in the prospectus supplement relating to the particular series of senior debt securities being offered. We have filed a form of senior indenture as an exhibit to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of senior debt securities containing the terms of the senior debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, whenever we refer to the “indenture,” we also are referring to any supplemental indentures that specify the terms of a particular series of senior debt securities.

The senior indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to the trustee under the senior indenture.

The following summaries of material provisions of the senior debt securities and the senior indenture are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of senior debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the senior debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the senior debt securities.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of senior debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of senior debt securities in global form, and, if so, the terms and who the depository will be;

•	the maturity date;

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whether and under what circumstances, if any, we will pay additional amounts on any senior debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the senior debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of senior debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of senior debt securities and the currency or currency unit in which the senior debt securities are payable;

•	whether the senior indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the senior debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

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whether the senior debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of senior debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of senior debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the senior debt securities, including any additional events of default or covenants provided with respect to the senior debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the senior debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of senior debt securities may be convertible into or exchangeable for our Class A common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of senior debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the senior indenture or the senior debt securities, as appropriate. If the senior debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the senior debt securities into securities that the holders of the senior debt securities would have received if they had converted the senior debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to any series of senior debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

•

if we fail to observe or perform any other covenant contained in the senior debt securities or the senior indenture, other than a covenant specifically relating to another series of senior debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of senior debt securities.

If an event of default with respect to senior debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of senior debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding senior debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the senior indenture, if an event of default under the senior indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of the applicable series of senior debt securities, unless such holders have offered the trustee indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the senior indenture; and

•	the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the senior debt securities of any series will have the right to institute a proceeding under the senior indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request, and such holders have offered indemnity to the trustee or security reasonably satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of senior debt securities if we default in the payment of the principal, premium, if any, or interest on, the senior debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the senior indenture.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of senior debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Description of Senior Debt Securities—Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of senior debt securities, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the senior debt securities of any series as provided under “Description of Senior Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of senior debt securities, or to add to the rights of the holders of any series of senior debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated senior debt securities and to make all appropriate changes for such purpose;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of senior debt securities of any series.

In addition, under the senior indenture, the rights of holders of a series of senior debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of each series that is affected. However, subject to the terms of the indenture for any series of senior debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding senior debt securities affected:

•	extending the stated maturity of the series of senior debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any senior debt securities; or

•	reducing the percentage of senior debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, we can elect to be discharged from our obligations with respect to one or more series of senior debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of senior debt securities of the series;

•	replace stolen, lost or mutilated senior debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the senior debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the senior debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The senior indenture will provide that we may issue senior debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the senior indenture and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the senior debt securities of any series can exchange the senior debt securities for other senior debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the senior indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the senior debt securities may present the senior debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the senior debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any senior debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the senior debt securities of each series.

If we elect to redeem the senior debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any senior debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any senior debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any senior debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any senior debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the senior indenture at the request of any holder of senior debt securities unless it is offered security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any senior debt securities on any interest payment date to the person in whose name the senior debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the senior debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to senior debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the senior debt securities of a particular series. We will maintain a paying agent in each place of payment for the senior debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any senior debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The senior indenture and the senior debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Senior Debt Securities

The senior debt securities will rank equally in right of payment to all our other senior debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

•

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or any selling securityholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with a selling securityholder to sell a specified number of securities at a stipulated price per security;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents, or other purchasers, persons, or entities and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS

Goodwin Procter LLP, Redwood City, California, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Twilio Inc. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Twilio Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of SendGrid, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering SendGrid Inc.’s December 31, 2018 consolidated financial statements refers to a change to the method for accounting for costs associated with customer contracts in 2018 due to the adoption of ASC Topic 606, Revenue from Contracts with Customers.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.

Our website address is www.twilio.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the applicable offering under this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019;

3.	Our Current Reports on Form 8-K, filed with the SEC on January 30, 2019, February 4, 2019 and May 29, 2019;

4.

Our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2019 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018);

5.

Our joint Proxy Statement/prospectus, filed with the SEC on December 18, 2018 and part of the registration statement on Form S-4 originally filed with the SEC on November 21, 2018 (solely with respect to the consolidated financial statements of SendGrid, Inc. as of and for the years ended December 31, 2017 and 2016); and

6.

The description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 17, 2016, including any amendment or report filed for the purpose of updating such description.

We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we may file or furnish with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement. The documents listed above or subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made pursuant to this prospectus is in effect prior to the filing with the SEC of our Annual Report on Form 10-K covering such year shall cease to be incorporated by reference in this prospectus from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed incorporated document modifies or supersedes such statement. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us.

Documents incorporated by reference herein are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Twilio Inc.

375 Beale Street, Suite 300

San Francisco, California 94105

Attn: General Counsel

(415) 390-2337

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

$1,000,000,000

Twilio Inc.

$500,000,000 3.625% Notes due 2029

$500,000,000 3.875% Notes due 2031

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan	Morgan Stanley

BofA Securities

Co-Managers

Academy Securities	Cabrera Capital Markets LLC	Siebert Williams Shank